                           ASSET PURCHASE AGREEMENT

                                 by and among

                             C2P Acquisition Corp.
                            a Delaware Corporation
                                   as Buyer

                       BORON, LePORE & ASSOCIATES, INC.
                            a Delaware Corporation
                                   as Parent

                            CONSUMER2PATIENT, INC.
                         a North Carolina Corporation
                                   as Seller

                           PHYSICIAN2PHYSICIAN, LLC
                  a North Carolina Limited Liability Company
                                   as Seller

                       ALTERNATIVE MEDIA SOLUTIONS, LLC
                  a North Carolina Limited Liability Company
                                   as Seller

                                      and

                                  LISA THOMAS
                                as Stockholder


                                  May 4, 2000

                               TABLE OF CONTENTS

                                                                                                Page
SECTION 1.    PURCHASE AND SALE OF ASSETS....................................................    1
    1.1       Sale of Assets.................................................................    1
    1.2       Liabilities....................................................................    3
    1.3       Purchase Price and Payment; Post-Closing Adjustment............................    4
    1.4       Place of Closing; Closing Date.................................................    6
    1.5       Transfer of Subject Assets.....................................................    6
    1.6       Delivery of Records and Contracts..............................................    6
    1.7       Further Assurances.............................................................    7
    1.8       Allocation of Purchase Price...................................................    7
    1.9       Procedures for Assets not Transferable.........................................    7
    1.10      Employees, Wages and Benefits..................................................    7

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF SELLERS AND STOCKHOLDER......................    8
    2.1       Making of Representations and Warranties.......................................    8
    2.2       Organization and Qualification; Capital Stock..................................    8
    2.3       Authority......................................................................    9
    2.4       Title to Properties; Liens; Condition of Properties............................   11
    2.5       Location of Subject Assets.....................................................   11
    2.6       Financial Statements; Undisclosed Liabilities..................................   11
    2.7       Tax Matters....................................................................   12
    2.8       Collectibility of Accounts Receivable..........................................   12
    2.9       Intellectual Property Rights; Employee Restrictions............................   13
    2.10      Business; Compliance with Laws.................................................   13
    2.11      Insurance......................................................................   14
    2.12      Transactions with Affiliates...................................................   14
    2.13      Employee Benefit Plans.........................................................   14
    2.14      List of Certain Employees, Consultants and Suppliers...........................   15
    2.15      Employees; Labor Matters.......................................................   15
    2.16      Customers, Distributors, Meeting Moderators, Salespersons......................   15
    2.17      Litigation.....................................................................   16
    2.18      Finder's Fee...................................................................   16
    2.19      Material Adverse Change........................................................   16
    2.20      Contracts......................................................................   17
    2.21      Banking Relations..............................................................   18
    2.22      Disclosure.....................................................................   18

SECTION 3.    COVENANTS OF STOCKHOLDER AND SELLERS...........................................   18
    3.1       Making of Covenants and Agreements.............................................   18
    3.2       Representation Disclaimer......................................................   18
    3.3       Non-Use of Trade Names, etc....................................................   18

                                      (i)

    3.4       Non-Disclosure and Non-Competition.............................................   19
    3.5       Payment of Obligations.........................................................   20
    3.6       Collection of Assets...........................................................   20
    3.7       Securities Filings.............................................................   20
    3.8       Transfer of Cash...............................................................   20
    3.9       Change of Name.................................................................   20

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT.............................   20
    4.1       Making of Representations and Warranties.......................................   20
    4.2       Organization of Buyer..........................................................   21
    4.3       Authority of Buyer.............................................................   21
    4.4       Finder's Fees..................................................................   22
    4.5       Business; Compliance with Laws.................................................   22
    4.6       SEC Reports....................................................................   22
    4.7       Material Adverse Change........................................................   23

SECTION 5.    COVENANTS OF BUYER AND PARENT..................................................   23
    5.1       Operation of Buyer.............................................................   23
    5.2       Representation Disclaimer......................................................   24
    5.3       Collection of Accounts Receivable..............................................   24
    5.4       Cancellation of Sublease.......................................................   24

SECTION 6.    SURVIVAL OF WARRANTIES.........................................................   24
    6.1       Survival of Warranties.........................................................   24

SECTION 7.    INDEMNIFICATION................................................................   25
    7.1       Indemnification by Stockholder.................................................   25
    7.2       Indemnification by Buyer and Parent............................................   27
    7.3       Notice; Defense of Claims......................................................   28
    7.4       Sole Remedy....................................................................   30
    7.5       Satisfaction of Indemnification Obligations....................................   30

SECTION 8.    MISCELLANEOUS..................................................................   30
     8.1      Law Governing..................................................................   30
     8.2      Notices........................................................................   30
     8.3      Prior Agreements Superseded....................................................   31
     8.4      Assignability..................................................................   31
     8.5      Captions and Gender............................................................   32
     8.6      Certain Definitions............................................................   32
     8.7      Execution in Counterparts......................................................   32
     8.8      Amendments; Waivers............................................................   32
     8.9      Severability...................................................................   33
     8.10     Publicity and Disclosures......................................................   33
     8.11     Dispute Resolution.............................................................   33

                                     (ii)

        8.12  Expenses.......................................................................   33

                                     (iii)

                                   SCHEDULES

Schedule 1.1(a)(i)            -         Intellectual Property Rights
Schedule 1.1(a)(ii)           -         Receivables
Schedule 1.1(a)(iv)           -         Assumed Contracts
Schedule 1.1(a)(v)            -         Certificates
Schedule 1.1(a)(vii)          -         Equipment
Schedule 1.1(b)               -         Excluded Liabilities
Schedule 1.2                  -         Contract Liabilities
Schedule 1.8                  -         Allocation of Purchase Price
Schedule 2.2                  -         Capitalization
Schedule 2.3                  -         Liens/Consents
Schedule 2.4                  -         Title to Properties
Schedule 2.6(a)               -         Financial Statements
Schedule 2.6(c)               -         Undisclosed Liabilities
Schedule 2.8                  -         Accounts Receivable
Schedule 2.9                  -         Intellectual Property Rights
Schedule 2.10                 -         Compliance with Laws
Schedule 2.12                 -         Transactions with Affiliates
Schedule 2.13                 -         Employee Benefit Plans
Schedule 2.14                 -         Employees and Suppliers
Schedule 2.15                 -         Employment Contracts
Schedule 2.16                 -         Customers, Distributors, Etc.
Schedule 2.17                 -         Litigation
Schedule 2.19                 -         Material Adverse Changes
Schedule 2.21                 -         Banking Relations
Schedule 4.5                  -         Compliance with Laws
Schedule 4.7                  -         Material Adverse Changes

                                     (iv)

                                    EXHIBITS

Exhibit A Contingent Payment
Exhibit B Form of Employment Agreement
Exhibit C Form of Non-Competition Agreement
Exhibit D Form of Transition Plan
Exhibit E Form of Opinion of Counsel of Seller
Exhibit F Form of Opinion of Counsel of Buyer

                                      (v)

     ASSET PURCHASE AGREEMENT (the "Agreement") dated as of May 4, 2000 by and among Boron, LePore & Associates, Inc., a Delaware corporation ("Parent"), C2P Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Buyer"), Consumer2Patient, Inc, a North Carolina corporation ("C2P"), Physician2Physician, LLC, a North Carolina limited liability company and wholly owned subsidiary of C2P ("P2P") and Alternative Media Solutions, LLC, a North Carolina limited liability company and wholly owned subsidiary of C2P ("Media") ( C2P, P2P and Media are hereinafter sometimes referred to singularly as a "Seller" and collectively as, the "Sellers") and Lisa Thomas ("Stockholder").

     WHEREAS, Sellers are engaged in the business of providing marketing, educational and other services in the physician and consumer markets (the "Business");

     WHEREAS, the Stockholder owns all of the issued and outstanding capital stock of C2P;

     WHEREAS, C2P owns all of the issued and outstanding membership interests of P2P and Media; and

     WHEREAS, subject to the terms and conditions set forth herein, Buyer desires to purchase from Sellers, and the Sellers desire to sell, transfer and assign to Buyer substantially all of the properties, assets and Business of Sellers.

     NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:


SECTION 1. PURCHASE AND SALE OF ASSETS.
           ---------------------------

     1.1  Sale of Assets.
          --------------

          (a) Subject to the provisions of this Agreement, at the Closing (as defined in Section 1.4 hereof) the Sellers shall sell, transfer and assign to Buyer and Buyer shall acquire all right, title and interest in and to all of the properties, and assets of the Sellers used or held for use in the Business (except as hereinafter provided in Section 1.1(b)) of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including without limitation, the following:

               (i) all goodwill and intellectual property rights, including the names "Consumer2Patient", "Physician2Physician", "Alternative Media Solutions", "Pharma Solutions" and "Thomas-Spencer Healthcare Group", content development and meeting production materials and processes, trade secrets, proprietary information, designs, styles, technologies, inventions, know-how, formulae, processes, procedures, research records, test information, software and software documentation, source and object code, algorithms, promotional materials, customer lists, supplier and dealer lists, market surveys, marketing know-how and manufacturing information, research and technical information, trade names, copyrights and copyright registrations, service marks and trademarks (including applications and registrations therefor), patents and patent applications (including without limitation the trade names, copyrights and copyright registrations, service mark and trademark registrations and applications and patents and patent applications described in Schedule 1.1(a)(i) attached hereto), and all licenses to or
                  ------------------
     from third parties with respect to the foregoing or rights related thereto, in each case which is used or held for use in the Business and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records, (collectively, the "Intellectual Property Rights");

               (ii) all accounts receivable of the Business, all of which are listed on Schedule 1.1(a)(ii) attached hereto;
               -------------------

               (iii) the amount of cash required to satisfy the Base Working Capital (as defined below);

               (iv) all of the Sellers' rights and interests in and to the orders, commitments, contracts and agreements of the Business, all of which are listed on Schedule 1.1(a)(iv) attached hereto (the "Contracts").
                   -------------------
     Schedule 1.1(a)(iv) also sets forth those Contracts which require the consent of any third party prior to the transfer of such Contracts to Buyer;

               (v) all of the Sellers' rights, title and interest in and to all franchises, licenses, permits, certifications, approvals, accreditations and authorizations relating to the Business all of which are listed on Schedule 1.1(a)(v) attached hereto (the "Certificates");
               ------------------

               (vi) all of the Sellers' work-in-progress including but not limited to production and presentation materials, content development materials, inventory, stock in trade, finished goods and raw materials;

               (vii) all of the Sellers' equipment, tools, spare parts, fixtures and other tangible assets related to or used in connection with the Business, all of which are listed on Schedule 1.1(a)(vii) attached
                                              --------------------
     hereto;

               (viii) all other assets and properties of every nature whatsoever, tangible and intangible, and wherever located, used or held for use in connection with the Business, including without limitation, rights under contracts or agreements with representatives marketing and selling the products and services of the Business, copies of customer lists, customer records and histories, customer invoices, lists of suppliers and vendors and all records relating thereto, market research information, advertising matter, catalogues, photographs, sales materials, purchasing materials, files, data, media materials and all records with respect to the Business.

     The assets, property and business of Sellers being sold to and purchased by Buyer under this Section 1.1(a) are hereinafter sometimes referred to as the "Subject Assets."

          (b) Notwithstanding the foregoing, there shall be excluded from such purchase and sale the following property and assets of the Sellers:

               (i) C2P's corporate franchise and corporate record books containing minutes of meetings of directors and stockholders and P2P's and Media's corporate franchise and corporate record books containing minutes of meetings of managers and members (collectively, the "Corporate Records") and;

               (ii) those certain assets specified in Schedule 1.1(b).  The
                                                      ---------------
     assets, property and business of the Sellers which are excluded from the Subject Assets under this Section 1.1(b) are hereinafter referred to as the "Excluded Assets."

     1.2  Liabilities. Except for the Contract Liabilities (as defined below),
          -----------
Buyer shall not assume or be bound by any obligations or liabilities of the Sellers or any affiliate of Sellers of any kind or nature, known, unknown, accrued, absolute, contingent or otherwise, whether now existing or hereafter arising whatsoever (the "Excluded Liabilities"). Except for the Contract Liabilities, Sellers shall be responsible for and pay any and all losses, damages, obligations, liens, assessments, judgments, fines, disposal and other costs and expenses, liabilities and claims, including, without limitation, interest, penalties and reasonable fees of counsel, engineers and experts, as the same are incurred, of every kind or nature whatsoever (all of the foregoing being a "Claim" or the "Claims"), made by or owed to any person to the extent any of the foregoing relates to (a) the Excluded Assets, (b) the Excluded Liabilities or (c) the operations or assets of the Business and arises in connection with or on the basis of events, acts, omissions, conditions or any other state of facts occurring or existing prior to or on the Closing Date (including, in each case, without limitation, any Claim relating to or associated with tax matters, pension and benefits matters, any failure to comply with applicable laws and/or permitting or licensing requirements, environmental and worker health and safety matters).

     After the Closing Date Sellers and Stockholder shall not be responsible for any obligations of a Contract Liability of any kind or nature, known, unknown, accrued, absolute, contingent or otherwise relating to the operation of the Business after the Closing Date. Buyer shall be responsible for any Claims arising after the Closing Date made by any person to the extent such Claim relates to any Contract Liability.

     Upon the sale and purchase of the Subject Assets, Buyer agrees to perform in accordance with their terms (i) the obligations of Sellers arising under the Contracts from and after the Closing, and (ii) those liabilities specified in
Schedule 1.2 (collectively, the "Contract Liabilities").  The assumption of the
------------
Contract Liabilities by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Sellers or any of their respective affiliates or subsidiaries. No parties other than the Buyer, the Parent, the Sellers and the Stockholder shall have any rights under this Agreement. Notwithstanding anything contained in this Section 1.2 to the contrary, the only liabilities and obligations of Sellers existing on or prior to the Closing Date (including, without limitation, contractual liabilities and obligations) to be assumed by Buyer under this Agreement are the Contract Liabilities.

     1.3  Purchase Price and Payment; Post-Closing Adjustment.
          ---------------------------------------------------

          (a) In consideration of the sale by Sellers to Buyer of the Subject Assets, subject to the assumption by Buyer of the Contract Liabilities, Buyer shall pay to Sellers on the Closing Date (as hereinafter defined); (i) by wire transfer to an account designated by Sellers, an amount equal to the difference between (a) Two Million Dollars ($2,000,000) and (b) the outstanding balance under that certain promissory note (the "Promissory Note") between Stockholder as maker and Parent as payee, dated December 31, 1998, in the remaining principal amount of $160,000 with interest due through the closing date, (the "Initial Payment") as adjusted pursuant to Section 1.3 (b) as follows.

          (b) At least five days prior to the Closing, Sellers will prepare and deliver to Buyer a statement, subject to Buyer's reasonable approval (the "Closing Statement"), setting forth a good faith estimate of Sellers' Working Capital (as defined below) as of the close of business on the day immediately preceding the Closing Date ("Estimated Closing Working Capital") and the difference between Estimated Closing Working Capital and $250,000 ("Base Working Capital"). The amount of the Initial Payment set forth in Section 1.3(a) above payable to Sellers will be (i) decreased on a dollar-for-dollar basis by the
                               ---------
amount by which Base Working Capital exceeds the Estimated Closing Working Capital; or (ii) any amount by which the Estimated Closing Working Capital exceeds the Base Working Capital shall be retained by the Sellers.

               (i) "Working Capital" shall mean the difference between the Current Assets and Current Liabilities of the Sellers.

               (ii) "Current Assets" shall mean, in accordance with generally accepted accounting principles (GAAP), the accounts receivable, cash, fixed assets, prepaid expenses and revenue earned but not yet billed.

               (iii) "Current Liabilities" shall mean, in accordance with GAAP, the accounts payable of the Sellers (which accounts payable shall include a reasonable reserve for anticipated expenses related to revenue recognized by Sellers prior to the Closing to the extent not otherwise included in accounts payable), and any assumed liabilities to the extent such would be considered current liabilities in accordance with GAAP.

          (c) No later than 60 days after the Closing, Buyer will prepare and deliver to Sellers a final statement (the "Final Statement") setting forth as of the Closing Date Sellers' actual Closing Working Capital as of the Closing Date (the "Actual Closing Working Capital"). Such Final Statement shall be prepared in strict accordance with GAAP, as applied on a basis consistent with Sellers' past practice, without the benefit of the exceptions listed on Schedule 2.6(a) or where such practices did not otherwise meet GAAP standards. Subject to Section 1.3(d) below, within 10 days following the delivery of such Final Statement, (i) if the Actual Closing Working Capital exceeds the Base Working Capital the Buyer shall pay such excess to the Sellers, or (ii) if the Base Working Capital exceeds the Actual Closing Working Capital the Sellers shall pay the difference to the Buyer ( in either case, the party making the payment (the "Reconciliation Amount") being referred to herein as the "Paying Party". The Paying Party shall pay to the other party the Reconciliation Amount by certified or bank cashiers check or by wire transfer, as directed by such other party.

          (d) In the event Sellers object to the amounts shown on the Final Statement, Sellers shall notify Buyer in writing of such objection within the 10-day period following the delivery thereof, stating in such written objection the reasons therefor and setting forth Sellers' calculation of the Reconciliation Amount. Upon receipt by Buyer of such written objection, the parties shall attempt to resolve the disagreement concerning the Reconciliation Amount through negotiation. If Buyer and Sellers cannot resolve such disagreement concerning the Reconciliation Amount within 20 days following the end of the foregoing 10-day period, the parties shall submit the matter for resolution to a nationally recognized independent firm of certified public accountants not affiliated with either Sellers or Buyer, with the costs thereof to be shared equally by the parties. Such accounting firm shall deliver a statement setting forth its own calculation of the Reconciliation Amount and of the identity of the Paying Party within 30 days of the submission of the matter to such firm (which calculation, absent manifest error, shall be binding and conclusive on the parties and not subject to appeal). The Paying Party shall pay to the other party the Reconciliation Amount shown to be due on the statement of such accounting firm promptly in the manner provided above but in no event later than 10 days following the delivery of such statement by such accounting firm to the parties

          (e)  Upon the achievement of the performance goals listed in Exhibit A
                                                                       ---------
hereto and subject to the terms and conditions contained therein, Buyer shall deliver to Sellers the amount of cash, if any, earned under Exhibit A, by check
                                                            ---------
or wire transfer of immediately available funds in lawful money of the United States of America (the "Contingent Payment").

          (f) Buyer will collect the accounts receivable of the Business promptly using normal business practices, and amounts collected will be applied "as invoiced". Stockholder shall reimburse the Buyer in cash, on a dollar-for-dollar basis, for any accounts receivable transferred to Buyer pursuant to
Section 1(a)(ii), which are uncollected as of 120 days after the Closing Date (the "AR Shortfall"). Buyer shall give notice to Stockholder of any such AR Shortfall, and Stockholder shall make payment to Buyer within ten (10) days following such notice. Upon receipt of payment for any AR Shortfall, Buyer shall assign the uncollected accounts receivables to Sellers.

     All amounts actually payable to Sellers less any AR shortfall reimbursement to Buyer pursuant to this Section 1.3, as adjusted in accordance with Exhibit A,
                                                                      ---------
is defined herein as the "Purchase Price."

     1.4  Place of Closing; Closing Date.  The closing of the purchase and sale
          ------------------------------
provided for in this Agreement (the "Closing") shall be held at the offices of Goodwin, Procter & Hoar LLP, New York, NY 10022 at 12:00 noon (local time) on May 19, 2000, unless otherwise agreed to by Buyer and Sellers (the "Closing Date").

     1.5  Transfer of Subject Assets. As a condition to Closing, (a) Sellers
          --------------------------
shall deliver or cause to be delivered to Buyer (i) good and sufficient instruments of transfer transferring to Buyer title to all of the Subject Assets and such instruments of transfer (w) shall be in the form which is usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (x) shall be in form and substance reasonably satisfactory to Buyer and its counsel, (y) shall effectively vest in Buyer good title to all of the Subject Assets free and clear of all mortgages, pledges, security interests, charges, taxes, liens, restrictions and encumbrances of any kind, except for liens for taxes not yet due and payable (collectively, "Liens"), and (z) where applicable, shall be accompanied by evidence of the discharge of all liens and encumbrances against the Subject Assets; (ii) an employment agreement in the form of Exhibit B, executed by
                                                    ---------
Stockholder, (the "Employment Agreement"); (iii) a non-competition agreement in the form of Exhibit C, executed by Stockholder (the "Non-Competition
            ---------
Agreement"); (iv)  a transition plan in the form of Exhibit D, executed by
                                                    ---------
Stockholder (the "Transition Plan"); (v) an Opinion of Counsel of Sellers substantially in the form attached hereto as Exhibit E; and (vi) such other
                                             ---------
documentation as may be reasonably agreed to by Buyer in connection with the consummation of the transactions contemplated by this Agreement; and (b) Buyer shall deliver to Sellers and the Stockholder, as applicable (i) the amount of cash set forth in Section 1.3; (ii) the Employment Agreement executed by Parent;
(iii) the Non-Competition Agreement executed by Buyer and Parent; (iv) the Promissory Note marked "canceled"; (v) an Opinion of Counsel of Buyer substantially in the form attached hereto as Exhibit F; (vi) an assumption
                                             ---------
agreement with respect to the Contract Liabilities; and (vii) such other documentation as may be reasonably agreed to by Sellers in connection with the consummation of the transactions contemplated by this Agreement.

     1.6  Delivery of Records and Contracts.  As a condition to Closing, Sellers
          ---------------------------------
shall deliver or cause to be delivered to Buyer all of the Contracts listed on
Schedule 1.1(a)(iv). Sellers shall also deliver all authorizations, waivers and consents required by such Contracts, as set forth on Schedule 1.1(a)(iv), to effect the transfer of such Contracts to Buyer, in form and substance reasonably satisfactory to Buyer, and no such authorizations, waivers and consents shall impose any burdensome conditions or requirements on Buyer. Sellers shall also deliver to Buyer at the Closing, all of the Sellers' business records, books and other data relating to the assets, business and operations of the Business, to the extent the same constitute part of the Subject Assets. For five years after the Closing Date, Buyer shall not destroy any business records, books or data delivered to it by Sellers in accordance with this Section 1.6 without first giving notice to Sellers of the intention to destroy such records, books or data.

     1.7  Further Assurances.  Each party agrees, from time to time after the
          ------------------
Closing and at the reasonable request of the other party, and without further consideration, to (i) execute and deliver further instruments of transfer, assumption and assignment (in addition to those delivered under Section 1.5) and take such other actions as the other party may reasonably require to more effectively transfer and assign to, including assignments in such forms as are acceptable to the United States Patent and Trademark Office, and vest in, Buyer each of the Subject Assets or to complete the assumption of the Contract Liabilities by Buyer; and (ii) cooperate with and provide assistance to the other party in transferring possession of the Subject Assets to Buyer and assumption of the Contract Liabilities by Buyer.

     1.8  Allocation of Purchase Price.  The Purchase Price payable by Buyer
          ----------------------------
pursuant to Section 1.3 and the amount of the Contract Liabilities assumed by Buyer shall represent payment for the Subject Assets in the amount set forth on
Schedule 1.8 hereto.  The amounts reflected in said Schedule shall represent the
------------
fair market values of the Subject Assets at the Closing, to the best of the knowledge and belief of the parties hereto. At or as soon as practicable after the Closing, Buyer and Sellers shall execute an IRS Form 8594 in accordance with the allocation set forth in said Schedule and in compliance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. All tax returns and reports filed by Buyer and Sellers with respect to the transactions contemplated by this Agreement shall be consistent with such Schedule.

     1.9  Procedures for Assets not Transferable.  If any of the contracts or
          --------------------------------------
agreements or any other property or rights included in the Subject Assets is not assignable or transferable either by virtue of the provisions thereof or under applicable law without the consent of some party or parties and any such consent is not obtained prior to the Closing, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof and, unless otherwise agreed between Buyer and Sellers with respect to any such contract, Buyer shall not assume the Sellers' obligations with respect thereto, but Sellers shall use all commercially reasonable efforts to obtain any such consent as soon as possible after the Closing or otherwise obtain for Buyer the practical and economic benefit of such property or rights and Buyer shall use all commercially reasonable efforts to assist in that endeavor.

     1.10 Employees, Wages and Benefits.
          -----------------------------

          (a) Employees of the Business shall be terminated as of the Closing Date, and those employees identified in the Transition Plan shall be offered employment with the Buyer. Sellers shall be responsible for making all severance and similar payments to such employees in respect of such terminations. Buyer shall not assume or have any obligations or liabilities with respect to such terminations.

          (b) Those employees or other applicants to be hired pursuant to the Transition Plan will be determined by Buyer in consultation with Stockholder. Those employees or applicants who are offered employment following the Closing will be employed on terms and conditions consistent with Parent's standard terms of employment for its employees in similar positions. Sellers acknowledge and agree that Buyer may interview and discuss employment terms and issues with employees. Nothing in this Agreement shall be construed as a commitment or obligation of Buyer to accept for employment, or otherwise continue the employment of, any of the Sellers' employees.

          (c) Sellers shall pay all wages, salaries, commissions, and the cost of all fringe benefits provided to each employee of the Business which shall have become due for work performed as of and through the day on which such employee is terminated, and Sellers shall collect and pay all taxes in respect of such wages, salaries, commissions and benefits.

          (d) Sellers acknowledge and agree that unless otherwise provided for in the Transition Plan, Buyer is not assuming and shall not have any obligations or liabilities under, any benefit plan maintained by, or for the benefit of employees of, the Business, including without limitation obligations for severance, or vacation accrued but not taken as of the Closing Date.

 SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLERS AND STOCKHOLDER.
            ---------------------------------------------------------

     2.1  Making of Representations and Warranties. As a material inducement to
          ----------------------------------------
Buyer and Parent to enter into this Agreement and consummate the transactions contemplated hereby, each Seller and Stockholder jointly and severally hereby make the representations and warranties to Buyer and Parent contained in this
Section 2.

     2.2  Organization and Qualification; Capital Stock.  C2P is a corporation
          ---------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of North Carolina with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. C2P is not qualified to do business as a foreign corporation in any jurisdiction, no such qualifications being necessary, except where the failure to be so qualified would not have a material adverse effect on it or the Business. All of the issued and outstanding stock of C2P is owned beneficially and of record as set forth in Schedule 2.2, free and clear of any lien, restrictions or encumbrances,
         ------------
and there are no outstanding options, warrants, rights, commitments, pre-emptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional stock of any class of C2P.

     Each of P2P and Media (the "Subsidiaries") is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Carolina with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The Subsidiaries are not qualified to do business as a foreign limited liability company in any jurisdiction, no such qualifications being necessary, except where the failure to be so qualified would not have a material adverse effect on the Subsidiaries or the Business. All of the issued and outstanding membership interests of the Subsidiaries are owned beneficially and of record by C2P, free and clear of any lien, restrictions or encumbrances, and there are no outstanding options, warrants, rights, commitments, pre-emptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional membership interests of any class of the Subsidiaries. Except for the ownership by C2P of the membership interests of the Subsidiaries, neither C2P nor the Subsidiaries have any subsidiaries or own any securities issued by any other business organization or governmental authority or any direct or indirect interest in or, except as provided in Schedule 2.2,
                                                                ------------
control over any corporation, partnership, limited liability company, joint venture or entity of any kind relating to the Business conducted by Sellers.

     2.3  Authority.
          ---------

          (a) The Sellers have full power and authority to execute, deliver and perform this Agreement and each other agreement or instrument contemplated hereby and the execution and delivery of this Agreement and each other agreement or instrument contemplated hereby and the performance of all obligations hereunder and thereunder have been duly authorized by all necessary action of Sellers. This Agreement and the transactions contemplated hereby have been duly approved by Stockholder, the sole stockholder of C2P. This Agreement and each other agreement, document and instrument executed by Sellers pursuant to or in connection with this Agreement constitutes, or when executed and delivered will constitute, the valid and binding obligation of Sellers, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles. The execution, delivery and performance by the Sellers of this Agreement and each other agreement, document and instrument contemplated hereby:

               (i) do not and will not violate any provision of C2P's Articles of Incorporation or either of the Subsidiary's Articles of Organization, each as amended or restated to date;

               (ii) do not and will not violate any laws of the United States or any state or other jurisdiction applicable to Sellers or require Sellers to obtain any approval, authorization, declaration, consent or waiver of, or make any filing with or give notice to, any person, entity or public or governmental authority that has not been obtained, made or given, except that no representation is made with respect to the necessity of making any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR"); and

               (iii) Except as set forth on Schedule 2.3, do not and will not
                                            -------------
     result in a breach of, constitute a default under, accelerate any obligation under, require a consent under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, license, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which any Seller is a party or by which each Seller or the Business or the Subject Assets is bound or affected, or result in the creation or imposition of any Lien on any of the Subject Assets.

          (b) The Stockholder has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by her or on her behalf pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by the Stockholder pursuant to or contemplated by this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Stockholder enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or reorganization laws, or other laws relating to or affecting the availability of the remedy of specific performance or equitable principles of general application. The execution, delivery and performance by the Stockholder of this Agreement and each such agreement, document and instrument:

               (i) do not and will not violate any laws of the United States or any state or other jurisdiction applicable to the Stockholder or require the Stockholder to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained, made or given, except that no representation is made with respect to the necessity of making an HSR filing; and

               (ii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Stockholder is a party or by which the property of the Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Subject Assets.

          (c) With respect to HSR, Stockholder is the "ultimate parent entity" (as defined in HSR) of Sellers and she does not have annual net sales or total assets for purposes of HSR (after taking into account the applicable attribution rules of HSR) in excess of $10 million. For purposes of determining total assets for HSR, Stockholder's ownership of Sellers is included at the book value of the Sellers' assets and Stockholder's personal residence and other non-income producing property are excluded.


     2.4  Title to Properties; Liens; Condition of Properties.
          ---------------------------------------------------

          (a) The Subject Assets do not include any real property. Schedule 2.4 sets forth the addresses and uses of all real property that the Sellers lease. Sellers own all of the Subject Assets and Sellers have and are conveying to Buyer hereunder good title to all of their personal property, tangible and intangible, included in the Subject Assets. None of such property or assets of Sellers, tangible or intangible, is subject to any Lien. No financing statement under the Uniform Commercial Code with respect to any of the Subject Assets is active in any jurisdiction, and Sellers have not signed any such active financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement. The Subject Assets and the Excluded Assets listed on Schedule 1.1(b)
                                                                ---------------
are all of the assets used in the operation of the Business as the same has been operated prior to the date hereof. The tangible Subject Assets (i) are in working order (reasonable wear and tear excepted), (ii) have been and shall through the Closing be maintained in a manner generally consistent with the past maintenance practices of Sellers, and (iii) to Sellers' Knowledge (as defined in Section 8.6), conform with all applicable state and federal statutes, ordinances, regulations and laws. The tangible Subject Assets are being sold on an "as is/where is" basis with no representation or warranty as to their condition or fitness for a particular purpose.

          (b) Upon delivery to Buyer of the instruments of transfer referred to in Section 1.5 hereof, Buyer will receive good and valid title to all of the Subject Assets, free and clear of all Liens.

     2.5  Location of Subject Assets. The tangible Subject Assets are located
          --------------------------
at Sellers' facility at 1911 Evans Road, Cary, North Carolina 27513.

     2.6  Financial Statements; Undisclosed Liabilities.
          ---------------------------------------------

          (a) Sellers have previously furnished to Buyer and Parent copies of consolidated unaudited financial statements of C2P and the Subsidiaries consisting of a balance sheet as of December 31, 1999, an income statement for the fiscal year ended December 31, 1999 and the unaudited balance sheets and income statements for the interim periods ending and as of January 31, 2000, February 29, 2000 and March 31, 2000. Except as described in Schedule 2.6(a),
                                                              ---------------
such financial statements referred to in this Section 2.6(a), were prepared in strict accordance with generally accepted accounting principles and fairly and accurately present the financial position of Sellers as of the dates thereof and the results of operations and cash flows of Sellers for the periods shown therein (subject to the absence of footnotes that would be required by generally accepted accounting principles), and to Sellers' Knowledge, are complete, correct and consistent in all material respects with the books and records of Sellers.

          (b) The projections which have been separately disclosed in writing to Buyer and Parent represent good faith estimates of Sellers' performance for the fiscal year ended December 31, 2000 and future years based upon assumptions which are set forth therein and which were in good faith believed to be reasonable when made and continue to be reasonable as of the date hereof. Notwithstanding the foregoing, no representation is made that the projections will be achieved.

          (c) Except as and to the extent reflected or reserved against in the unaudited balance sheet of C2P and the Subsidiaries at March 31, 2000 contained in the financial statements referred to in Section 2.6(a) (the "Base Balance Sheet") or as listed on Schedule 2.6(c), the Sellers do not have and are not
                        ---------------
subject to any material liability or obligation of any nature, whether accrued, absolute, contingent or otherwise of the kind that would be required to be disclosed in such financial statements or, to Sellers' Knowledge, any other material liability or obligation.

     2.7  Tax Matters. Sellers and the Stockholder have timely and properly
          -----------
filed all federal, state, local and foreign income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed in connection with the Business and have paid all Taxes (as defined below) owing by either of them (whether or not shown on any Tax Return), except Taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 2.6 above. The provision for taxes on the Base Balance Sheet is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of Sellers and Stockholder relating to the Business, and any applicable taxes owing to any foreign jurisdiction (collectively, "Taxes"), whether or not assessed or disputed. All Taxes and other assessments and levies which Sellers or the Stockholder are required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. Sellers or Stockholder have never received notice of any audit or of any proposed deficiencies from the Internal Revenue Service or any other taxation authority. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to Sellers Knowledge, threatening to assert against the Sellers any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. C2P is and has been since January 12, 1998, a "corporation" within the meaning of the applicable laws of the State of North Carolina, P2P is and has been since July 12, 1999, a limited liability company under the laws of the State of North Carolina and Media is and has been since October 13, 1999, a limited liability company under the laws of the State of North Carolina. C2P has been a validly electing S corporation within the meaning of Internal Revenue Code Sections 1361 and 1362 at all times during its existence, and will be a S corporation up to the Closing Date.

     2.8  Collectibility of Accounts Receivable.  All of the accounts receivable
          -------------------------------------
of the Sellers (less the reserve for bad debts set forth on the Base Balance Sheet) are valid and enforceable claims, are not subject to set-off or counterclaim, provided that, except to the extent provided for in Sections 1.3 and 5.3, the foregoing representation is not a guarantee of collectibility. Sellers have no accounts receivable or loans receivable from any person, firm or corporation which is affiliated with Sellers or from any stockholder, member, manager, director, officer or employee of Sellers or any affiliates thereof.
Schedule 2.8 lists the accounts receivable of the Sellers as of March 31, 2000.
------------

     2.9  Intellectual Property Rights; Employee Restrictions.  Except as set
          ---------------------------------------------------
forth in Schedule 2.9:
         ------------

          (a) To Sellers' and Stockholder's knowledge, Sellers have exclusive ownership of, with the right to use, sell, license, dispose of, and bring actions for infringement of, all patent, copyright, trade secret, trademark or other proprietary rights ("Intellectual Property Rights") material to the conduct of the Business, as presently conducted or currently contemplated to be conducted (the "Seller Rights"), provided that no representation is made with respect to "off the shelf" software used by Sellers that is generally commercially available.

          (b) The Business of Sellers as presently conducted does not violate any agreements which Sellers have with any third party or infringe any patent, trademark, copyright or trade secret or, to Sellers' Knowledge, any other Intellectual Property Rights of any third party.

          (c) No claim is pending or, to Sellers' Knowledge, threatened against the Sellers nor have Sellers received any notice or claim from any person asserting that any of the Sellers' present or contemplated activities infringe or may infringe any Intellectual Property Rights of such person, and Sellers are not aware of any infringement by any other person of any rights of Sellers under any Intellectual Property Rights.

          (d) Sellers have taken all commercially reasonable steps required to establish and preserve their ownership of all of the Seller Rights; each current and former employee of the Sellers who is a party to an employment agreement with Sellers has executed an agreement regarding confidentiality and proprietary information, and, to Sellers' Knowledge, none of such employees is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information.

     All the registered patents, trademarks and copyrights constituting Intellectual Property Rights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or corresponding office of other countries identified on Schedule
                                                                    --------
2.9, and have been properly maintained and renewed in accordance with all
---
applicable provisions of law and administrative regulations in the United States and each such country.

     2.10 Business; Compliance with Laws. Sellers have all necessary
          ------------------------------
franchises, permits, licenses and other rights and privileges necessary to permit them to own their property and to conduct the Business as it is presently conducted. Sellers are currently and have heretofore been in compliance in all material respects with all federal, state, local and foreign laws, regulations and guidelines, including without limitation all laws, regulations and guidelines of the Food and Drug Administration, the Federal Trade Commission, the Federal Communications Commission, the American Medical Association and the Pharmaceutical Marketing Association, in each case to the extent applicable. Except as set forth in Schedule 2.10, none of Sellers, the Stockholder or any
                       -------------
former subsidiary of any Seller has been: (a) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (b) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining it or her from, or otherwise imposing limits or conditions on its or her engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; (c) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") or the Commodity Futures Trading

Commission to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated; or (d) involved in any other type of legal proceeding that would require the Stockholder to disclose such involvement under Item 401(f) of SEC Regulation S-K if the Stockholder were subject to such Regulation. The Sellers are not subject to or bound by any agreement, judgment, decree or order which may materially and adversely affect any of the Subject Assets or the business, prospects or condition (financial or otherwise) of the Business.

     2.11 Insurance. Sellers have fire, casualty, product liability and business
          ---------
interruption and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties which might be damaged or destroyed or sufficient to cover liabilities to which Sellers may reasonably become subject, on both a per occurrence and an aggregate basis, as are appropriate for the Business. There is no default or event which could give rise to a default under any such policy.

     2.12 Transactions with Affiliates. There are no loans, leases, contracts or
          ----------------------------
other transactions between C2P and any officer, director or stockholder of C2P or any family member or affiliate of the foregoing persons and there have been no such transactions within the past three years except as set forth in Schedule
                                                                        --------
2.12. There are no loans, leases, contracts or other transactions between the
----
Subsidiaries and any officer, manager or member of the Subsidiaries or any family member or affiliate of the foregoing persons and there have been no such transactions within the past three years except as set forth in Schedule 2.12.
                                                                -------------

     2.13 Employee Benefit Plans.  The Sellers do not maintain or contribute to
          ----------------------
any employee benefit plan, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement, or any similar plan or agreement (an "Employee Benefit Plan") other than the Employee Benefit Plans identified in Schedule 2.13. The terms and operation of each Employee Benefit
              -------------
Plan comply in all material respects with all applicable laws and regulations relating to such Employee Benefit Plans. There are no unfunded obligations of Sellers under any retirement, pension, profit-sharing, deferred compensation plan or similar program. The Sellers are not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or, to Sellers' Knowledge, any applicable labor relations law, and all Employee Benefit Plans are terminable at the discretion of Sellers without liability to the Sellers upon or following such termination. The Sellers have never maintained or contributed to any Employee Benefit Plan providing or promising any health or other nonpension benefits to terminated employees except with respect to the continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. (S)1161 et seq. (commonly known as "COBRA").

     2.14 List of Certain Employees, Consultants and Suppliers. Schedule
          ----------------------------------------------------  --------
2.14 contains a list of all managers, employees and consultants and independent
----
contractors of Sellers who, individually, have received or are scheduled to receive compensation or payments for the fiscal year ended December 31, 1999 in excess of $35,000. In each case such Schedule includes the current job title and aggregate annual compensation of each such individual. Schedule 2.14 sets
                                                       -------------
forth a list of all suppliers to whom Sellers made payments aggregating $35,000 or more during the fiscal year ended December 31, 1999 showing, with respect to each, the name, address and dollar volume involved. No supplier has terminated or materially reduced its business with Sellers or materially and adversely modified its relationship therewith.

     2.15 Employees; Labor Matters. Sellers employ approximately 9 full-time
          ------------------------
employees and 0 part-time employees, have 0 contracts with independent contractors and to Sellers' Knowledge generally enjoy a good employer-employee relationship. Sellers are not delinquent in payments to any of their employees or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for them to the date hereof or amounts required to be reimbursed to such employees or independent contractors. Upon termination of the employment of any of said employees or independent contractors who are not under a written contract as disclosed in
Schedule 2.15 hereto, no severance or other payments will become due. Sellers do
-------------
not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment or services. To Sellers' Knowledge, Sellers are in all material respects, in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, wages and hours and federal and state withholding taxes. There are no changes pending, or of which Sellers have knowledge threatened with respect to (including, without limitation, resignation of) the senior management or key supervisory personnel or independent contractors of Sellers nor have Sellers received any notice or information concerning any prospective change with respect to such senior management or key supervisory personnel.

     2.16 Customers, Distributors, Meeting Moderators, Salespersons.  Schedule
          ---------------------------------------------------------   --------
2.16 sets forth each sales representative and distributor of Sellers at the
----
date hereof (whether pursuant to a commission, royalty or other arrangement), and each customer, salesperson and/or broker of the Sellers who accounted for more than 5% of the sales of Sellers for the fiscal year ended December 31, 1999 (collectively, the "Customers, Distributors and Brokers"). To Sellers' Knowledge, the relationship of Sellers with their Customers, Distributors and Brokers are good commercial working relationships. Except to the extent disclosed on Schedule 2.16, no Customer, Distributor or Broker of Sellers has
             -------------
canceled or otherwise terminated its relationship with Sellers, or has during the last twelve months decreased materially its services, supplies or materials to Sellers or its usage or purchases of the services or products of Sellers. Except to the extent disclosed on Schedule 2.16, since December 31, 1999, no
                                  -------------
Customer, Distributor or Broker has, to Sellers' Knowledge, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with Sellers or to decrease materially or limit its services, supplies or materials to Sellers, or its usage, purchase or distribution of the services or products of Sellers.

     2.17 Litigation. Except as set forth on Schedule 2.17, there is no
          ----------                         -------------
litigation, claim or governmental, arbitration or other proceeding, investigation, order or decree pending or in effect or, to Sellers' Knowledge, threatened against Sellers relating to or affecting any of the Subject Assets or the Business in any material respect.

     2.18 Finder's Fee.  Sellers have not incurred or become liable for any
          ------------
broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     2.19 Material Adverse Change.  Except as specifically disclosed on Schedule
          -----------------------                                       --------
2.19 to this Agreement, since December 31, 1999:
----

          (a) there has not been any material adverse change in the business, results of operations, condition (financial or otherwise) properties, assets, liabilities or obligations of the Business;

          (b) there has not been any damage, destruction or loss (whether or not covered by insurance), materially and adversely affecting the business, prospects, results of operations, condition (financial or otherwise), assets or properties of the Business;

          (c) there has not been any change in the relationships of Sellers with respect to their suppliers, distributors, licensees, licensors, customers or others with whom they have business relationships which would have a material adverse effect on the Business and Sellers do not have knowledge of any fact or contemplated event which may cause any such material adverse change.

          (d) the Business has been conducted and carried on only in the ordinary and regular course consistent with past practice;

          (e) there has not been any payment made by Sellers to the Stockholder or any affiliate thereof, including without limitation, any payment by means of a dividend, distribution, redemption of capital stock or similar payment; and

          (f) there has not been any material alteration or change in the methods of operation employed by the Business.

     2.20 Contracts. Except for Contracts and Certificates listed in
          ---------
Schedule 1.1(a)(iv) and Schedule 1.1 (a)(v) (true and complete copies (or, in
-------------------     -------------------
the case of verbal agreements, written descriptions) of which have been delivered to Buyer), neither Sellers nor the Stockholder is a party to or subject to any of the following contracts or agreements, in each case which relates to, or is necessary in connection with the operation of, the Business:

          (a) any contract or agreement which by its terms does not terminate or is not terminable without penalty by Sellers or any successor or assign within one year after the date hereof;

          (b) any contract or agreement for the sale or lease of their products or services, except orders in the ordinary course of the Business;

          (c) any contract with any sales agent or distributor of products or services of Sellers;

          (d) any contract containing covenants limiting the freedom of Sellers to compete in any line of business or with any person or entity;

          (e)  any license agreement (as licensor or licensee);

          (f) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money and any related security agreement;

          (g) any contract or agreement with any officer, employee, director or stockholder of C2P or with any affiliate thereof, or any contract or agreement with any officer, employee, manager or member of the Subsidiaries or with any affiliate thereof; or

          (h) any material verbal contract, agreement, arrangement or understanding with the suppliers or customers of the Business.

     All of the Contracts are valid and are in full force and effect and constitute legal, valid and binding obligations of the Sellers enforceable in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles. To Sellers' Knowledge, each Contract constitutes the legal, valid and binding obligation of each party thereto, other than Sellers, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles. To Sellers' Knowledge, neither Sellers nor any other party to any Contract is in material default in complying with any provisions thereof, and no condition or event or facts exist which, with notice, lapse of time or both would constitute a material default thereof on the part of Sellers or, to Sellers' Knowledge, on the part of any other party thereto.

     2.21 Banking Relations. All of the arrangements which the Sellers have
          -----------------
with any banking or similar institution are completely and accurately described in Schedule 2.21 attached hereto, indicating with respect to each of such
   -------------
arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     2.22 Disclosure. The representations, warranties and statements made or
          ----------
contained in this Agreement, in the documents, certificates, filings, Schedules and Exhibits given or delivered by Sellers and Stockholder in connection with and pursuant to this Agreement do not, either individually or when taken together, contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties and statements not misleading in light of the circumstances in which they were made or delivered.

SECTION 3. COVENANTS OF STOCKHOLDER AND SELLERS.
           ------------------------------------

     3.1   Making of Covenants and Agreements.  Sellers and Stockholder hereby
           ----------------------------------
covenant and agree as set forth in this Section 3.

     3.2   Representation Disclaimer. Sellers and Stockholder agree that
           -------------------------
neither Buyer nor Parent shall be deemed to have made to Sellers or Stockholder any representation or warranty other than those expressly made by either Buyer or Parent pursuant to Section 4 hereof. Without limiting the generality of the foregoing, except to the extent expressly set forth in this Agreement, neither Buyer nor Parent has made any representation or warranty to Sellers or Stockholder with respect to (i) any projections, estimates or budgets heretofore delivered to or made available to either Sellers or Stockholder of future revenues, expenses or expenditures or future results of operations; or (ii) any other information or documents (financial or otherwise) made available to Sellers, Stockholder, their counsel, accountants or advisors with respect to Buyer or Parent.

     3.3   Non-Use of Trade Names, etc. After the Closing Date, neither Sellers,
           ---------------------------
nor any affiliate of Sellers or Stockholder will for any reason, directly or indirectly, for itself or any other person, without the prior written consent of the Parent and Buyer, which consent shall not be withheld if such disclosure is required by applicable law (a) use any Intellectual Property Rights transferred pursuant to this Agreement, or (b) use or disclose any Intellectual Property Rights or any trade secrets, confidential information, know-how, proprietary information or other intellectual property described in Section 1.1(a)(i) hereof and transferred pursuant to this Agreement or otherwise arising in connection with the operation of the Business, except that Sellers may use such rights and information and may disclose such information to Buyer and Parent in connection with the operation of the Business by Buyer and Parent after the Closing Date.

     3.4   Non-Disclosure and Non-Competition. Sellers, in order to induce Buyer
           ----------------------------------
and Parent to enter into this Agreement, expressly covenant and agree that neither Sellers nor any of their affiliates will, directly or indirectly, (a) for a period of five years following the Closing Date, disclose or furnish to any person, other than Buyer or Parent, any proprietary information of, or confidential information concerning, the Business, Sellers, Buyer or Parent or any affiliate of Sellers, Buyer or Parent except as required by law; and (b) for a period of three years following the Closing Date, without the express written consent of the Buyer, directly or indirectly, anywhere in the United States, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than the Buyer or Parent (or any affiliate of the Buyer or Parent) whose business, activities, products or services are competitive with any of the business, activities, products or services conducted or offered by Sellers during any period, which business, activities, products and services shall include in any event providing promotional, marketing and education programs or providing other services currently provided by Sellers or contemplated to be provided by Sellers. Without implied limitation, the foregoing covenant shall include, during the three years following the Closing Date, soliciting or attempting to solicit for or on behalf of itself or any such competitor the employment of any officer or employee of the Buyer or Parent or any of their direct and/or indirect subsidiaries, encouraging for or on behalf of itself or any such competitor any such officer or employee to terminate his or her relationship or employment with the Buyer or the Parent or any of their direct or indirect subsidiaries, soliciting for or on behalf of itself or any such competitor any client of the Buyer or Parent or any of their direct or indirect subsidiaries and diverting to any person (as hereinafter defined) any client or business opportunity (which business opportunity is known to Sellers by virtue of Stockholder's employment with Parent) of the Buyer, the Parent or any of any of their direct or indirect subsidiaries. Additionally, the Sellers will not disparage the Buyer or Parent or any of their direct or indirect subsidiaries, the Business, or the products or services conducted or offered by the Buyer or Parent and their subsidiaries for a period of three years following the Closing Date. Buyer agrees, for a period of three years following the Closing Date, not to disparage the Sellers in any public statements made on behalf of the Buyer or Parent. In the event that Buyer or Parent defaults in their obligations to pay any amounts finally determined to be due and payable in accordance with the provisions of this Agreement and Exhibit A when they are
                                                     ---------
otherwise due and payable, or otherwise defaults in their other material obligations under this Agreement or the Employment Agreement, and Sellers have given written notice to Parent describing the event giving rise to such default and Buyer and Parent have not cured such default within thirty days of receipt of such notice, Seller shall be relieved of its obligations under Section 3.4 of this Agreement.

     3.5  Payment of Obligations. Subsequent to the Closing, Sellers or
          ----------------------
Stockholder and their affiliates shall pay all of the Excluded Liabilities in the ordinary course of business as they become due. Sellers and Stockholder agree that Sellers or Stockholder shall maintain sufficient net worth and liquidity after the Closing in order to satisfy such Excluded Liabilities.

     3.6  Collection of Assets. Subsequent to the Closing, Buyer and its
          --------------------
assignees shall have the right and authority to collect all receivables and other items transferred and assigned by Sellers hereunder and to endorse with the name of Sellers or any of their affiliates any checks received on account of such receivables or other items, and Sellers and Stockholder agree that they will promptly transfer or deliver to Buyer and its assignees from time to time, any cash or other property that it may receive on or after the Closing with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items included in the assets transferred to Buyer pursuant to this Agreement.

     3.7  Securities Filings. Sellers and Stockholder shall reasonably cooperate
          ------------------
with Buyer and Parent to permit the Buyer, Parent and their subsidiaries in accordance with applicable law to promptly prepare and file on or before the due date or any extension thereof all filings required to be made by Buyer or Parent with the NASDAQ Stock Market and the SEC, including without limitation, the 8-K (and related financial statements) required to be filed with the SEC in connection with the transactions contemplated by this Agreement, and to permit Parent to include in its filings with the SEC all information which may be required with respect to Sellers and Stockholder.

     3.8   Transfer of Working Capital.  At the Closing, Sellers shall transfer
           ---------------------------
to Buyer the amount of Working Capital necessary to satisfy the Base Working Capital.

     3.9   Change of Name. Sellers agree that promptly after Closing, they
           --------------
will change their names to names which do not include the words "Consumer2Patient", "Physician2Physician", "Alternative Media Solutions", "Pharma Solutions" or "Thomas-Spencer Healthcare Group" or are not otherwise similar to such names, sold to Buyer in accordance with Section 1.1(a)(i).


SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT.
           --------------------------------------------------

     4.1   Making of Representations and Warranties. As a material inducement
           ----------------------------------------
to Sellers and Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, Buyer and Parent jointly and severally hereby make the representations and warranties to Sellers and Stockholder contained in this Section 4.

     4.2   Organization of Buyer. Each of Buyer and Parent is a corporation
           ---------------------
duly organized, validly existing and in good standing under the laws of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Buyer and Parent are qualified to do business as a foreign corporation in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified would not have a material adverse effect on Buyer and Parent as a whole. Immediately after the Closing, Buyer will have no material assets or liabilities other than the Subject Assets and the liabilities assumed from Seller pursuant to this Agreement. As of the Closing, there exist no liens or encumbrances against Buyer's assets.

     4.3   Authority of Buyer. Buyer and Parent have full corporate power and
           ------------------
authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer and Parent pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer and Parent of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Buyer and Parent and no other action on the part of Buyer or Parent is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer and Parent pursuant to this Agreement constitutes, or when executed and delivered will constitute, the valid and binding obligation of Buyer and Parent enforceable in accordance with its terms. The execution, delivery and performance by Buyer and Parent of this Agreement and each agreement, document and instrument contemplated hereby:

               (i) do not and will not violate any provision of the certificate of incorporation or by-laws of Buyer or Parent;

               (ii) do not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Buyer or Parent or require Buyer or Parent to obtain any approval, consent or waiver of, or make any filing with or give notice to, any person or entity (governmental or otherwise) that has not been obtained, made or given; and

               (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under, require a consent under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which Buyer or Parent is bound or affected, or result in the condition or imposition of any Lien on any of the Subject Assets.

     4.4   Finder's Fees.  Buyer and Parent have not incurred or become liable
           -------------
for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     4.5   Business; Compliance with Laws. Buyer and Parent have all necessary
           ------------------------------
franchises, permits, licenses and other rights and privileges necessary to permit them to own their property and to conduct the Business as it is presently conducted. Buyer and Parent are currently and have heretofore been in compliance in all material respects with all federal, state, local and foreign laws, regulations and guidelines, including without limitation all laws, regulations and guidelines of the Food and Drug Administration, the Federal Trade Commission, the Federal Communications Commission, the American Medical Association and the Pharmaceutical Marketing Association, in each case to the extent applicable. Except as set forth in Schedule 4.5, none of Buyer, Parent or
                                          ------------
any former subsidiary of Parent has been: (a) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (b) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining it from, or otherwise imposing limits or conditions on its or his engaging in any securities, investment advisory, banking, insurance or other type of business; or (c) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated. The Buyer and Parent are not subject to or bound by any agreement, judgment, decree or order which may materially and adversely affect any of their respective assets, business, prospects or condition (financial or otherwise).

      4.6   SEC Reports.  Parent's Form 10-K filed with the SEC on March 30,
            -----------
1999 and all other forms, reports and documents filed with the SEC since March 30, 1999 (collectively, the "SEC Reports") have been prepared in accordance with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accurately state all material facts with respect to finances, operation and management of Parent, as of their respective dates. The balance sheets (including the related notes) included in the SEC Reports are complete and correct in all material respects and fairly present the financial position of Parent as of the respective dates thereof, and the other related statements (including the related notes) included therein are complete and correct in all material respects and fairly present the results of operations and cash flows of Parent for the respective fiscal periods set forth therein in accordance with generally accepted accounting principles applied on a consistent basis, except in the case of interim financial statements for normal recurring and certain non-recurring audit adjustments necessary for a fair presentation of the financial position and operating results of Parent for the interim periods which will not be materially adverse and for the omission of footnotes to said interim financial statements that would be required by generally accepted accounting principles. Parent will promptly prepare and file on or before the due date or any extension thereof all filings required to be made by Parent with the NASDAQ Stock Market and the SEC, including without limitation, the Form 8-K (and related financial statements) in connection with the transactions contemplated by this Agreement.

      4.7   Material Adverse Change.  Except as set forth on Schedule 4.7 or in
            -----------------------                          ------------
Parent's public filings with the SEC, since March 30, 1999, (a) there has not been any material adverse change in the business, results of operations, condition (financial or otherwise), properties, assets, liabilities or obligations of Parent that would be required to be disclosed in financial statements prepared in accordance with GAAP; and (b) there is no material litigation, claim or governmental, arbitration or other proceeding, investigation, order or decree pending or, to the knowledge of Buyer or Parent, threatened against Buyer or Parent.

 SECTION 5. COVENANTS OF BUYER AND PARENT.
            -----------------------------

      5.1   Operation of Buyer.  Following the Closing, the Stockholder will
            ------------------
operate the Buyer in a manner consistent with the Transition Plan. The Stockholder will be provided with latitude in the operational control of Buyer during the period beginning on the Closing Date and ending on May 31, 2001, subject, however, to Parent's oversight with respect to financial controls. Until May 31, 2001, Parent agrees, except for charges for direct expenses actually incurred by Buyer, not to charge Buyer any general corporate overhead, management fees, administrative charges, or expense allocations without the consent of the Stockholder, which consent will not be unreasonably withheld. Parent also agrees not to add any business to or incur any costs in Buyer during this period without the consent of the Stockholder, which consent will not be unreasonably withheld. Parent further agrees that, during this period, Buyer will be permitted to employ, at a minimum, a staff equivalent in job title and annual compensation to that set forth in Schedule 2.14. Notwithstanding the
                                         -------------
foregoing, it is understood that if any employee listed on Schedule 2.14 is
                                                           -------------
replaced by a newly hired employee, such newly hired employee will be compensated on no more favorable terms than Parent's current policies for persons of like position without Parent's consent. In considering the reasonableness of withholding consent in any of such situations, the parties acknowledge that the purchase price for the Subject Assets, including the Contingent Payment set forth on Exhibit A, is based upon EBIT and revenues, and
                                ---------
Stockholder's reasonable belief of the significance of the impact of any proposed action on Buyer's EBIT and revenues may be considered when deciding the reasonableness of withholding consent. Buyer, Parent, Sellers and Stockholder acknowledge that the purchase price for the Subject Assets is based upon an EBIT and revenue calculation and it is the intention of all of such parties that Stockholder will be granted operational control of Buyer throughout the period ending on May 31, 2001 subject, however, to the following provisions. In no case shall this Section be deemed an authorization for Buyer to incur any indebtedness without the authorization of Parent. Notwithstanding the foregoing, Parent shall be entitled to exercise operational control of Buyer to the extent necessary to prevent the operations of Buyer from contradicting in any significant way generally applicable policies of Parent or otherwise causing significant harm to Parent's reasonable interests; provided, however, that Parent shall not be authorized to take any such action unless Parent first provides Stockholder with written notice thereof and Stockholder fails to promptly take appropriate action within 30 days to remedy the situation.

      5.2   Representation Disclaimer.  Buyer and Parent agree that neither
            -------------------------
Sellers nor Stockholder shall be deemed to have made to Buyer or Parent any representation or warranty other than those expressly made by either Sellers or Stockholder pursuant to Section 2 hereof. Without limiting the generality of the foregoing, except to the extent expressly set forth in this Agreement, neither Sellers nor Stockholder have made any representation or warranty to Buyer or Parent with respect to (i) any projections, estimates or budgets heretofore delivered to or made available to either Buyer or Parent of future revenues, expenses or expenditures or future results of operations; or (ii) any other information or documents (financial or otherwise) made available to Buyer, Parent, their counsel, accountants or advisors with respect to Sellers or Stockholder.

      5.3   Collection of Accounts Receivable.  Buyer and Parent agree that
            ---------------------------------
Buyer will collect the accounts receivable of the Business promptly using normal business practices, and amounts collected will be applied "as invoiced". Accounts receivable not collected after 120 of Closing shall be assigned back to Sellers, and any amounts collected thereafter shall become the property of Sellers.

      5.4   Cancellation of Sublease.  On the Closing Date, the sublease for the
            ------------------------
office space located in Cary, North Carolina, pursuant to which Sellers are subletting that office space from Parent, shall be canceled.

 SECTION 6. SURVIVAL OF WARRANTIES.
            ----------------------

      6.1   Survival of Warranties.  All representations, warranties,
            ----------------------
agreements, covenants and obligations herein or in any Schedule or Exhibit to this Agreement or any certificate or other document specifically required to be delivered under this Agreement by any party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the parties receiving the same; provided, however, that all such representations and warranties shall, except as otherwise specifically provided herein, survive the Closing for a period of two years (subject to the provisions of Sections 7.1 and 7.2 hereof) regardless of any investigation and shall not merge into the performance of any obligation by any party hereto; and provided further, however, that the representations and warranties shall expire on the same dates and to the extent that the rights to indemnification with respect thereto under
Section 7 shall expire.

SECTION 7.  INDEMNIFICATION.
            ---------------

      7.1   Indemnification by Stockholder.
            ------------------------------

            (a) Sellers and Stockholder, jointly and severally, agree to defend, indemnify and hold Buyer, Parent and their respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof and any person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any and all Claims (as defined in Section 1.2 hereof), and any diminution in value of the Subject Assets or the Business occurring prior to the Closing Date, whether or not arising out of third-party claims and including all reasonable amounts paid in investigation, defense or settlement of the foregoing, which may be sustained or suffered by any of them based upon, arising out of, by reason of or otherwise in respect of or in connection with:

                (i) any inaccuracy in or breach of any representation or warranty made by Sellers or Stockholder in this Agreement, or in any Schedule or Exhibit to this Agreement or any certificate or other document delivered in connection with the consummation of the transactions contemplated by this Agreement (collectively, "Buyer Representation and Warranty Claims");

                (ii) any breach of any covenant or agreement made by Sellers or Stockholder in this Agreement or in any Schedule or Exhibit to this Agreement or any certificate or other document delivered in connection with the consummation of the transactions contemplated by this Agreement;

                (iii) any Claim relating to the business or operations of Sellers or the Subsidiaries other than the Business;

                (iv) any Claim (other than the Contract Liabilities) relating to the operations and assets of the Business which arises in connection with or on the basis of events, acts, omissions, conditions or any other state of facts occurring or existing on or prior to the Closing Date (including, in each case, without limitation, any Claim relating to or associated with the Business on or prior to the Closing Date);

                (v) any Claim relating to Taxes for any period ending on or prior to the Closing Date; and

               (vi)  any liability of Sellers other than the Contract
     Liabilities.

          The rights of Buyer Indemnified Parties to recover indemnification in respect of any Claim arising under clause (ii), (iii), (iv), (v) or (vi) of this
Section 7.1(a) shall not be limited by the fact that such Claim may also constitute a Buyer Representation and Warranty Claim.

          (b) The rights of Buyer Indemnified Parties to recover indemnification under this Section 7.1 shall be subject to the following limitations:

               (i) No indemnification shall be payable by Sellers or Stockholder with respect to Buyer Representation and Warranty Claims unless the total of all amounts payable by Sellers and Stockholder, taken as a whole, pursuant to this Section 7.1 shall exceed $25,000 in the aggregate, whereupon the total amount of such Claims shall be recoverable in accordance with the terms thereof; provided, however, that such $25,000 limitation shall not apply with respect to Claims involving fraud or intentional misrepresentation and provided further that any claim brought under Sections 7.1(a)(ii), 7.1(a)(iii), 7.1(a)(iv), 7.1(a)(v) or 7.1(a)(vi)
     above shall not be subject to such limitation notwithstanding that they are also Buyer Representation and Warranty Claims; and

               (ii) All rights to indemnification with respect to Buyer Representation and Warranty Claims shall expire on the second anniversary of the Closing Date, except that Buyer Representation and Warranty Claims relating to or involving fraud or tax matters shall survive until and shall expire on the date three months after the termination of the applicable statute of limitations relating thereto. Notwithstanding the preceding sentence, if on or prior to the second anniversary of the Closing Date a specific state of facts shall have become known which may give rise to a claim for indemnification under Section 7.1(a)(i) and a Buyer Indemnified Party shall have given written notice of such facts known by such Buyer Indemnified Party at such time to Sellers and Stockholder, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall be finally determined and disposed of. The limitations herein with respect to Buyer Representation and Warranty Claims shall not limit the rights of any Buyer Indemnified Party with respect to any Claims arising under Sections 7.1(a)(ii), 7.1(a)(iii), 7.1(a)(iv), 7.1(a)(v) or 7.1(a)(vi); and

               (iii) Notwithstanding anything contained in this Section 7.1 to the contrary, Sellers and Stockholder shall not be required to indemnify Buyer Indemnified Parties with respect to Buyer Representation and Warranty Claims in an aggregate amount in excess of the Purchase Price ( the "Indemnity Cap"), except with respect to claims relating to or involving fraud or tax matters, as to which no such limit shall apply.

     7.2  Indemnification by Buyer and Parent.
          -----------------------------------

          (a) Buyer and Parent jointly and severally (subject to subsection (b) of this Section 7.2) agree to defend, indemnify and hold Sellers and Stockholder and persons serving as officers, directors, stockholders, managers, members or employees thereof (individually a "Seller Indemnified Party" and collectively the "Seller Indemnified Parties") harmless from and against any and all Claims, whether or not arising out of third-party claims and including all reasonable amounts paid in investigation, defense or settlement of the foregoing, which may be sustained or suffered by any of them based upon, arising out of, by reason of or otherwise in respect of or in connection with:

               (i) any inaccuracy in or breach of any representation or warranty made by Buyer or Parent in this Agreement or in any Schedule or Exhibit to this Agreement or any certificate or other document delivered in connection with the consummation of the transactions contemplated by this Agreement (collectively, "Seller Representation and Warranty Claims");

               (ii) any breach of any covenant or agreement made by Buyer or Parent in this Agreement or in any Schedule or Exhibit to this Agreement or any certificate or other document delivered in connection with the consummation of the transactions contemplated by this Agreement;

               (iii) any Claim relating to the operations and assets of the Business which arises in connection with or on the basis of events, acts, omissions, conditions or any other state of facts occurring or coming into existence after the Closing Date (including without limitation, any Claim relating to or associated with the operation of the Business after the Closing Date);

               (iv) any Claim relating to Taxes for any period after the Closing Date; and

               (v) the non-performance of the Contract Liabilities to the extent assumed by Buyer hereunder as they become due, in accordance with their respective terms.

          The rights of Seller Indemnified Parties to recover indemnification in respect of any Claim arising under clause (ii), (iii), (iv) or (v) of this
Section 7.2(a) shall not be limited by the fact that such Claim may also constitute a Seller Representation and Warranty Claim.

          (b) The rights of Seller Indemnified Parties to recover indemnification under this Section 7.2 shall be subject to the following limitations:

               (i) No indemnification shall be payable by Buyer or Parent with respect to Seller Representation and Warranty Claims unless the total of all amounts payable by Buyer and Parent taken as a whole pursuant to this
     Section 7.2 shall exceed $25,000 in the aggregate, whereupon the total amount of such Claims shall be recoverable in accordance with the terms thereof; provided, however, that such $25,000 limitation shall not apply with respect to Claims involving fraud or intentional misrepresentation and provided further that any claim brought under Sections 7.2(a)(ii), 7.2(a)(iii), 7.2(a)(iv) or 7.2(a)(v) above shall not be subject to such limitation if they are also Seller Representation and Warranty Claims.

               (ii) All rights to indemnification with respect to Seller Representation and Warranty Claims shall expire on the second anniversary of the Closing Date, except that Seller Representation and Warranty Claims relating to or involving fraud, or product liability matters shall survive until and shall expire on the date three months after the termination of the applicable statute of limitations relating thereto. Notwithstanding the preceding sentence, if on or prior to the second anniversary of the Closing Date a specific state of facts shall have become known which may give rise to a claim for indemnification under Section 7.2(a)(i) and a Seller Indemnified Party shall have given written notice of such facts known by such Seller Indemnified Party at such time to Buyer, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall be finally determined and disposed
     of.   The limitations herein with respect to Seller Representation and
     Warranty Claims shall not limit the rights of any Seller Indemnified Party with respect to any Claims arising under Section 7.2(a)(ii), 7.2(a)(iii) 7.2(a)(iv) or 7.2(a)(v); and

               (iii) Notwithstanding anything contained in this Section 7.2 to the contrary, Buyer and Parent shall not be required to indemnify Seller Indemnified Parties with respect to Seller Representation and Warranty Claims in an aggregate amount in excess of the Indemnity Cap, except with respect to claims relating to or involving fraud, as to which no such limit shall apply.

     7.3  Notice; Defense of Claims.
          -------------------------

          (a)  Notice of Claims.  Promptly after receipt by an indemnified party
               ----------------
of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

          (b)  Third Party Claims.  With respect to third party claims, if
               ------------------
within twenty days after receiving the notice described in clause (a) above the indemnifying party gives (i) written notice to the indemnified party stating that (A) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (B) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense and (ii) provides reasonable assurance to the indemnified party that such claim will be promptly paid in full if required, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnifying party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense or the payment is required in accordance with any settlement or adjudication in accordance with the provisions of this Section 7.3; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the indemnifying parties' obligation to indemnify the indemnified party therefor will be fully satisfied and such settlement does not involve the establishment of any obligations or limitations applicable to the indemnified party. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

          (c)  Non-Third Party Claims.  With respect to non-third party claims,
               ----------------------
if within twenty days after receiving the notice described in clause (a) above the indemnifying party does not give written notice to the indemnified party that it contests such indemnity, the amount of indemnity payable for such claim shall be as set forth in the indemnified party's notice. If the indemnifying party provides written notice to the indemnified party within such thirty day period that it contests such indemnity, the matter shall be resolved by arbitration in accordance with Section 8.11 hereof.

     7.4  Sole Remedy.  Following the Closing, the parties agree that, except
          -----------
for the availability of injunctive or other equitable relief and claims relating to fraud or intentional misrepresentation, the rights to indemnification under this Section 7 shall be exclusive of all rights of indemnification or other remedies that any Seller Indemnified Party or Buyer

Indemnified Party would otherwise have in connection with the transactions contemplated by this Agreement.

     7.5   Satisfaction of Indemnification Obligations.  In order to satisfy
           -------------------------------------------
the indemnification obligations set forth in Section 7.1 above, a Buyer Indemnified Party shall have the right (in addition to collecting directly from the Sellers and the Stockholder) to set off its indemnification claims against any and all amounts due under the Contingent Payments and the Employment Agreement of Stockholder (whether or not then due and payable).

SECTION 8. MISCELLANEOUS.
           -------------

      8.1  Law Governing.  This Agreement shall be construed under and governed
           -------------
by the laws of the State of New Jersey without regard to the conflicts of laws provisions thereof.

      8.2  Notices.  All communications, notices and consents provided for
           -------
herein shall be in writing and be given in person, by facsimile (with request for assurance of receipt in a manner typical with respect to such communications) or by mail, and shall become effective (a) on delivery if given in person, (b) on the date of transmission if sent by facsimile, or (c) four business days after being deposited in the United States mails, with proper postage, for first-class registered or certified mail, prepaid.

     Notices shall be addressed as follows:

          If to Buyer or Parent:
          ---------------------

          Boron, LePore & Associates, Inc.
          17-17 Route 208 North
          Fair Lawn, NJ  07410
          Attn: Steven M. Freeman, President and COO
          Facsimile Number:  (201) 791-1121

          With a copy to:
          --------------

          Goodwin, Procter & Hoar  LLP
          Exchange Place
          Boston, MA  02109
          Attn: William V. Buccella, Esq.
          Facsimile Number: (617) 523-1231

          If to Sellers or Stockholder:
          ----------------------------

          Lisa Thomas
          1911 Evans Road
          Cary, NC 27513
          Facsimile Number: 919-678-0643

          With a copy to:
          --------------

          Parker, Poe, Adams & Bernstein L.L.P.
          First Union Capital Center
          PO Box 389
          150 Fayetteville Street Mall
          Suite 1400
          Raleigh, NC 27602
          Attn: Stephen D. Lowry, Esq.
          Facsimile Number: (919) 834-4564

provided, however, that if any party shall have designated a different address by notice to the others in accordance with this Section 8.2, then to the last address so designated.

     8.3  Prior Agreements Superseded.  This Agreement supersedes all prior
          ---------------------------
understandings and agreements among the parties relating to the subject matter hereof, including without limitation the letter of intent dated March 2, 2000 among Parent, Sellers and the Stockholder.

     8.4  Assignability.  This Agreement shall not be assignable by any party,
          -------------
except by Buyer and Parent to an affiliate of Parent (which assignment shall not relieve Buyer or Parent of any of their obligations hereunder), without the prior written consent of the other parties hereto. This Agreement (including without limitation the provisions of Section 7) shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns.

     8.5  Captions and Gender.  The captions in this Agreement are for
          -------------------
convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

     8.6  Certain Definitions.  For purposes of this Agreement, the term:
          -------------------

          (a) "affiliate" of a person shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee, partner or executor, by contract or credit arrangement or otherwise;

          (c) "knowledge" means, after due inquiry, actual knowledge, the conscious awareness of facts or other information of such person;

          (d) "person" means an individual, corporation, partnership, association, limited lability company, trust or any unincorporated organization;

          (e)  "Sellers' Knowledge" means such knowledge as the Stockholder and
     any   employee of the Sellers with managerial responsibility or authority has or reasonably ought to have in the prudent exercise of their duties.

          (f) "subsidiary" of a person means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person.

     8.7  Execution in Counterparts.  For the convenience of the parties and to
          -------------------------
facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     8.8  Amendments; Waivers.  This Agreement may not be amended or modified,
          -------------------
compliance with any condition or covenant set forth herein may not be waived and the consent to any action may not be given, except by a writing duly and validly executed by Parent, Sellers and the Stockholder. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     8.9  Severability.  Each of the provisions contained in this Agreement
          ------------
shall be severable and the unenforceability of one shall not affect the enforceability of any other provision or the remainder of this Agreement.

     8.10 Publicity and Disclosures.  Except as required by law or the rules and
          -------------------------
regulations of the SEC or any state securities commission, or applicable NASDAQ listing requirements, neither Buyer or Parent on the one hand, or Sellers or Stockholder, on the other hand, shall make any public disclosure regarding the proposed transaction without the prior written consent of Sellers or the Buyer, respectively, which consent shall not be unreasonably withheld.

      8.11 Dispute Resolution.  Except with respect to matters as to which
           ------------------
injunctive relief is being sought, in the event of a dispute between the parties concerning their respective rights and obligations under this Agreement, or the breach, termination, negotiation, or validity hereof and/or the rights or obligations of the parties arising out of or relating to this Agreement or the breach, termination, negotiation or validity thereof, in any case that the parties are unable to resolve amicably between themselves within sixty days of proper notice from one party to another, such dispute shall be settled by arbitration in the State of New Jersey in an expedited manner in accordance with the Commercial Rules of the American Arbitration Association by a duly registered arbitrator to be selected jointly by the parties. The decision of the arbitrator shall be final and binding upon the parties. Each of the parties consents to the jurisdiction of the courts of New Jersey for the purposes of enforcing the dispute resolution provisions of this Section 8.11. Each party further irrevocably waives any objection to proceeding before the American Arbitration Association based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that dispute resolution before the American Arbitration Association has been brought in an inconvenient forum. Each of the parties hereto agrees that its or his submission to jurisdiction is made for the express benefit of the other parties hereto.

      8.12 Expenses.  Buyer, Sellers and Stockholder shall each bear their own
           --------
expenses in connection with the negotiation and performance of this Agreement and the transactions contemplated hereby. All transfer, excise or other taxes payable by any party to this Agreement to any jurisdiction by reason of the sale and transfer of the Subject Assets pursuant to this Agreement, if any (excluding any such taxes arising solely from the identity or location of Buyer or any affiliate of Buyer), shall be paid by Sellers out of the proceeds of the sale of the Subject Assets, and, no such expenses shall be payable by Buyer or Parent or any of their affiliates.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above by their duly authorized representatives.

                                        BUYER:
                                        -----

                                        C2P ACQUISITION CORP.


                                        By:  /s/ Patrick G. LePore
                                           -------------------------------
                                           Name: Patrick G. LePore
                                           Title: President


                                        PARENT:
                                        ------

                                        BORON, LEPORE & ASSOCIATES, INC.


                                        By:  /s/ Steven M. Freeman
                                           ---------------------------------
                                           Name: Steven M. Freeman
                                           Title: President and COO


                                        SELLERS:
                                        -------

                                        CONSUMER2PATIENT, INC.


                                        By: /s/ Lisa Thomas
                                           ----------------------------
                                        Name: Lisa Thomas
                                        Title: President


                                        PHYSICIAN2PHYSICIAN, LLC

                                        By: CONSUMER2PATIENT, INC., its sole
                                        member

                                        By: /s/ Lisa Thomas
                                           ---------------------------
                                           Name: Lisa Thomas
                                           Title: President

                                        ALTERNATIVE MEDIA SOLUTIONS, LLC

                                        By: CONSUMER2PATIENT, INC., its sole
                                        member

                                        By:  /s/ Lisa Thomas
                                           ---------------------------
                                            Name: Lisa Thomas
                                            Title: President


                                        STOCKHOLDER, INDIVIDUALLY:
                                        -------------------------

                                             /s/ Lisa Thomas
                                        --------------------------
                                        Lisa Thomas

                                   EXHIBIT A
                                   ---------

                              Contingent Payment

     The Contingent Payment described in Section 1.3(e) of the attached Asset Purchase Agreement shall be made by Buyer to Sellers, in cash, in the amount of Two Million Dollars ($2,000,000) if: (i) the revenue achieved by the Buyer in the one year period beginning on June 1, 2000 and ending on May 31, 2001 (the "Contingency Period"), totals at least $7,750,000 (the "Revenue Target"); and
(ii) the EBIT achieved by Buyer in the Contingency Period is at least 16% (the "EBIT Target"). Partial attainment of the Revenue Target will entitle the Sellers to a pro rata amount of the Contingent Payment, provided that the actual revenues for the year are at least 90% of the Revenue Target and the EBIT Target is met. The Contingent Payment will increase proportionally as revenues rise above the 90% threshold. Under no circumstances shall the Buyer pay the Sellers a Contingent Payment if Contingency Period Revenues are less than 90% ($6,975,000) of the Revenue Target even if the EBIT Target is met.

The following examples are for purposes of illustration:

     A. If the Buyer's Contingency Period revenues are 90% of the Revenue Target (.90 x $7,750,000 = $6,975,000) and EBIT is at least 16%, the
          Buyer shall pay to the Seller a Contingent Payment of 90% of $2,000,000 (.90 x $2,000,000 = $1,800,000).

     B. If the Buyer's Contingency Period revenues are 95% of the Revenue Target (.95 x $7,750,000 = $7,362,500) and EBIT is at least 16%, the
          Buyer shall pay to the Seller a Contingent Payment of 95% of $2,000,000 (.95 x $2,000,000 = $1,900,000).

     C. If the Buyer's Contingency Period revenues are 95% of the Revenue Target (.95 x $7,750,000 = $7,362,500) and EBIT is 15%, the Buyer
          shall not pay any Contingent Payment to the Seller.

     For purposes of this Exhibit A, EBIT shall mean earnings before interest
                          ---------
and taxes, with earnings determined net of all operating expenses and commissions of the Buyer, however, EBIT shall exclude (i) amortization costs related to this transaction; (ii) the one-time costs (relocation and recruiting) of setting up the Buyer's operations in Philadelphia; (iii) any costs related to the rental of the real estate located in Cary, North Carolina, currently subleased by the Sellers from the Parent after that office has been closed; (iv) Stockholder's employment and related costs; and (v) any indirect corporate allocations. EBIT will include; (x) the costs of the employment and related costs of a general manager to run Buyer; (y) the incremental costs (higher salaries, etc.) of running the Buyer out of Philadelphia; and (z) any costs related to the rental of the real estate located in Cary, North Carolina, currently subleased by the Sellers from the Parent prior to the closing of that office.

     Except as may be mutually agreed to by Buyer and Sellers, revenue and earnings shall be recognized by Buyer in its financial statements in accordance with Parent's revenue recognition policy and generally accepted accounting principles as applied by Parent, consistent with its past practice. Determination of if and to what extent the Contingent Payment has been earned, including whether revenue has been collected and recognized and is attributable to the Buyer, and the appropriate EBIT percentage for the Contingency Period, will be made by the Parent based on its good faith review of the audited financial statements and supporting information for the Buyer. Parent shall make its determinations in accordance with generally accepted accounting principles as applied by Parent consistent with its past practice, following completion of the audited consolidated financial statements of Parent for the Contingency Period, with such modifications as may be agreed to by Buyer and Sellers. Any and all determinations made by Parent shall be confirmed by Parent's auditors.

     Parent shall notify Sellers of its determination of the Contingent Payment due, if any, by June 15, 2001. If Sellers do not object to Parent's determination of the Contingent Payment, Parent shall make such payment within 10 days of the notification. In the event Sellers object to Parent's determination, Sellers (or their successors) shall notify Parent in writing of such objection within the 10 day period following the delivery of Parent's determination, stating in such written objection the reasons therefor and setting forth Sellers' calculation of the Contingent Payment. Upon receipt by Parent of such written objection, the parties shall attempt to resolve the disagreement concerning the amount of the Contingent Payment through negotiation. If Sellers and Parent cannot resolve such disagreement concerning the Contingent Payment within 30 days following the end of the foregoing 10 day period, the parties shall submit the matter for resolution to a nationally recognized firm of independent certified public accountants not affiliated with either party. In the event the amount of the Contingent Payment calculated by the Parent is confirmed or reduced by the accountants, the Sellers shall bear the costs of such accountants, and in the event the amount of the Contingent Payment calculated by the Parent is increased by such accountants, the Parent shall bear the costs of such accountants. Such accounting firm shall deliver a statement setting forth its own calculation of the Contingent Payment within 30 days of the submission of the matter to such firm (which calculation, absent manifest error, shall be binding and conclusive on the parties and not subject to appeal). The Parent shall then pay to the Sellers the Contingent Payment as calculated by such accounting firm promptly in the manner provided above but in no event later than 10 days following the delivery of such statement by such accounting firm to the parties.

     After the Contingent Payment has been made, any adjustment of relevant revenue and earnings for the Contingency Period which was recognized shall result in a corresponding adjustment to the amount of the revenue achieved by the Buyer for the purposes of the Agreement; (i) Sellers agree to promptly refund to Buyer the Contingent Payment to the extent such adjustment results in the performance goals referenced above not being achieved; and (ii) Buyer agrees to pay to Sellers such additional funds as may be required to fulfill the Contingent Payment due, as adjusted.

                                   EXHIBIT B
                                   ---------

                             EMPLOYMENT AGREEMENT


     Employment Agreement ("Agreement"), dated the ___ day of May, 2000 by and between Lisa Thomas (the "Employee") and Boron, LePore & Associates, Inc., a Delaware corporation (the "Company"). Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement (as defined below).

                                  WITNESSETH
                                  ----------

     WHEREAS, the Company, C2P Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("C2P Acquisition"), the Employee, Consumer2Patient, Inc., a North Carolina corporation ("C2P"), Physician2Physician, LLC, a North Carolina limited liability company ("P2P") and Alternative Media Solutions, LLC, a North Carolina limited liability company ("Media") have entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of May 4, 2000, pursuant to which C2P Acquisition has agreed to purchase substantially all of the assets of C2P, P2P and Media in return for $2 million in cash and an earn out provision described in the Asset Purchase Agreement, subject to the terms and conditions set forth in the Asset Purchase Agreement.

     WHEREAS, the Employee has heretofore held a substantial interest in C2P and will become an employee of the Company;

     WHEREAS, as part of the consideration to be received by C2P Acquisition and the Company under the Asset Purchase Agreement, the Employee has agreed to enter into this Agreement;

     WHEREAS, as part of the consideration to be received by C2P Acquisition and the Company under the Asset Purchase Agreement, the Employee, C2P Acquisition and the Company will enter into a Non-Competition Agreement ("Non-Competition Agreement") dated as of even date herewith;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Employment.
          ----------

          Subject to the provisions of Section 6, the Company hereby employs the Employee and the Employee accepts such employment upon the terms and conditions hereinafter set forth.

     2.   Term of Employment.
          ------------------

          Subject to the provisions of Section 6, the term of the Employee's employment pursuant to this Agreement shall commence on and as of the date hereof (the "Effective Date") and shall terminate on the second anniversary of the Effective Date; provided, however, that the term of the Employee's employment pursuant to this Agreement shall be extended automatically for successive one-year periods ending on the relevant anniversary of the Effective Date unless either party gives the other notice no later than 90 days prior to the scheduled termination date (i.e., the second anniversary of the Effective Date or any later anniversary) of her or its determination not to extend the term of the Employee's employment pursuant to this Agreement, whereupon such term of employment shall terminate as of such anniversary date; and provided further, however, that in the event a Change of Control (as defined in Section 10 hereof) shall occur, then (subject to Sections 6 and 10) such term of employment shall not expire by reason of non-extension by the Company pursuant to this Section 2 prior to the date which is 18 months following such Change of Control. The period during which the Employee serves as an employee of the Company in accordance with and subject to the provisions of this Agreement is referred to in this Agreement as the "Term of Employment."

     3.   Duties.
          ------

          During the Term of Employment, the Employee (a) shall serve as an employee of the Company with the title of Senior Vice President and Managing Director, and shall be responsible for the management of the Medical Education Systems and Consumer2Patient subsidiaries of the Company, reporting to the President of the Company, and shall implement the Transition Plan and perform all obligations thereunder, and shall have such duties and have such responsibilities directly connected thereto and, after April 30, 2001, may have such additional or alternative duties and responsibilities as may be reasonably determined by such officer, from time to time, consistent with the general area of the Employee's experience and skills, provided, however, that in no event shall Employee be reassigned from the management of the Medical Education Systems and Consumer2Patient subsidiaries of the Company prior to April 30, 2001 or be assigned any additional or alternative duties prior to said date which would materially interfere with her ability to manage the Medical Education Systems and Consumer2Patient subsidiaries of the Company; (b) upon the request of the Chief Executive Officer of the Company, shall serve as an officer and/or director of one or more of the Company's subsidiaries; and (c) shall render all services reasonably incident to the foregoing. The Employee hereby accepts such employment, agrees to serve the Company in the capacities indicated, and agrees to use her best efforts in, and shall devote her full working time, attention, skill and energies to, the advancement of the interests of the Company and its subsidiaries and the performance of her duties and responsibilities hereunder.

     4.   Salary, Bonus and Relocation Allowance.
          --------------------------------------

          (a) During the Term of Employment, the Company shall pay the Employee a salary at the annual rate of $225,000 per annum (the "Base Salary"). Such Base Salary shall be subject to withholding under applicable law, shall be pro rated for partial years and shall be payable in periodic installments not less frequently than monthly in accordance with the Company's usual practice for employees of the Company with operating division managerial responsibility, as in effect from time to time. The Board of Directors or Compensation Committee of the Company shall review the Base Salary of the Employee at least annually, but such salary shall not be set at a rate lower than $225,000 per annum.

          (b)  Bonus.  During the Term of Employment, the Employee shall be
               -----
entitled to participate in such executive bonus program as may be established by the Company and then in effect, subject to and in accordance with the terms thereof, provided that the Employee's target bonus for each year, if any, shall be established and approved by the Compensation Committee of the Company. For the years ended December 31, 2000 and December 31, 2001, the target bonus shall be 35% of salary earned during such period, with such bonus being achieved based on the performance of both the Medical Education Systems and Consumer2Patient subsidiaries of the Company, with the measurement criteria for such periods' bonus to be established by the Chief Executive Officer of the Company. In the event Employee exceeds the criteria established for the target bonus, she may be entitled to additional bonuses as the Compensation Committee or the Chief Executive Officer may determine in their sole discretion.

          (c)  Stock Options. During the Term of Employment, the Employee shall
               -------------
be entitled to participate in such stock option plans or programs as may be established by the Company for employees of the Company with operating division managerial responsibility. Such participation shall be determined by the Company in its sole discretion.

          (d)  Relocation Allowance.   The Company shall pay the Employee a one
               --------------------
time relocation allowance of $40,000 as a relocation bonus on the date which is thirty days after the date hereof, provided that the Employee is still employed by the Company on such date.

     5.   Benefits.
          --------

          (a) During the Term of Employment, the Employee shall be entitled to participate in any and all medical, pension, dental and life insurance plans, disability income plans, stock incentive plans, retirement arrangements and other employment benefits as in effect from time to time for employees of the Company with operating division managerial responsibility. Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board of Directors of the Company or any administrative or other committee provided for therein or contemplated thereby); and (ii) generally applicable policies of the Company.

          (b) Notwithstanding the foregoing, in accordance with the Company's practices for employees of the Company with operating division managerial responsibility, during the Term of Employment the Company shall reimburse the Employee for a Company automobile, in the amount of $750 per month.

          (c) The Company shall promptly reimburse the Employee for all reasonable business expenses incurred by the Employee during the Term of Employment in accordance with the Company's practices for employees of the Company with operating division managerial responsibility, as in effect from time to time.

          (d) During the Term of Employment, the Employee shall receive paid vacation annually in accordance with the Company's practices for employees of the Company with operating division managerial responsibility, as in effect from time to time, but in any event not less than four weeks per calendar year.

          (e) Compliance with the provisions of Section 4(b), 4(c) or Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company or any of its affiliates with respect to the continuation of any particular benefit or other plan or arrangement maintained by them or their subsidiaries as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof, except as provided in Sections 5(b), 5(c) and 5(d).

     6.   Termination of Employment of the Employee.
          -----------------------------------------

          Prior to the expiration of the Term of Employment as provided in
Section 2 hereof, this Agreement may or shall (as applicable) be terminated as follows:

          (a) At any time by the mutual consent of the Employee and the Company.

          (b) At any time for "cause" by the Company upon written notice to the Employee. For purposes of this Agreement, a termination shall be for "cause" if:

               (i) the Employee shall commit an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any of its subsidiaries, or shall be convicted by a court of competent jurisdiction of, or shall plead guilty or nolo contendere to, any felony or any crime involving moral turpitude; or

               (ii) the Employee shall commit a material breach of any of the covenants, terms or provisions hereof, which breach has not been remedied within thirty (30) days after delivery to the Employee by the Company of written notice of the facts constituting the breach; or

               (iii) the Employee shall have failed to comply substantially with written instructions from the Company's Chief Executive Officer, which are reasonable and consistent with Section 3, or shall have substantially failed to perform an essential function of Employee's duties hereunder for a period of thirty days after written notice from the Company.

          Upon termination for cause as provided in this Section 6(b), (A) all obligations of the Company under this Agreement shall thereupon immediately terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent then accrued or vested, it being understood that upon any such termination the Employee shall not be entitled to (1) receive any bonus or portion thereof from the Company or any of its affiliates not then paid whether pursuant to
     Section 4 or otherwise, or (2) any continuation of benefits except as may be required by law, and (B) the Company and Employee shall have any and all rights and remedies under this Agreement and applicable law; provided, however, that termination of this Agreement by the Employee for Good Reason (as defined in Section 10) within 18 months following a Change of Control shall not be deemed grounds for termination pursuant to this Section 6(b).

          (c) Upon the death of the Employee or upon the permanent disability (as defined below) of the Employee continuing for a period in excess of one hundred eighty consecutive days. Upon any such termination of the Employee's employment as provided in this Section 6(c), all obligations of the Company under this Agreement shall thereupon immediately terminate other than (i) any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination; and (ii) the obligation of the Company to pay the Employee or her estate a pro rated portion of the Employee's target bonus if the criteria for earning such bonus are achieved by a successor to the Employee following the termination of the Employee pursuant to this Section 6(c). As used herein, the terms "permanent disability" or "permanently disabled" shall mean the inability of the Employee, by reason of injury, illness or other similar cause, to perform a major part of her duties and responsibilities in connection with the conduct of the business and affairs of the Company, as determined reasonably and in good faith by the Company.

          (d) By the Employee on at least sixty days' prior written notice to the Company. Upon termination by the Employee as provided in this Section 6(d), all obligations of the Company under this Agreement thereupon immediately shall terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination, it being understood that in the event of such a termination the

     Employee shall not be entitled to (i) receive any bonus from the Company or any of its affiliates whether pursuant to Section 4 or otherwise with respect to any period during the Term of Employment or (ii) any continuation of benefits except to the extent required by law.

          (e) At any time without "cause" (as defined in Section 6(b)) by the Company upon written notice to the Employee. In the event of termination of the Employee by the Company pursuant to this Section 6(e), the Company shall continue to make Base Salary payments to the Employee in the manner contemplated by Section 4(a) from the date of termination through the first anniversary of the date on which such termination occurs, and the Company shall also remain obligated to pay the full amount of the target bonus contemplated by Section 4(b) for the year in which such termination occurs, whether or not such bonus is earned or would otherwise have been paid, at the time it otherwise would have paid such bonuses; subject, however, to the provisions of Section 10 in the event any such termination occurs within 18 months following any Change of Control. Additionally, if Employee is terminated pursuant to this Section 6(e) prior to April 30, 2001, Employee shall receive a payment of $2 million which shall be in full satisfaction of the Contingent Payment as defined in the Asset Purchase Agreement. Notwithstanding the foregoing, if the Employee's employment terminates pursuant to Section 6(e) or 6(f) in the 18 months following a Change of Control and at the time of such termination no target bonus shall be in effect or such target bonus shall be lower than the higher of the Employee's target bonuses (whether paid or not) for each of the two most recent years, then in such circumstances the bonus payment portion of the Employee's severance payable pursuant to Section 10 of this Agreement shall be the higher of the Employee's target bonuses for the two most recent years and all amounts due shall be paid promptly following such termination and in no event later than 15 days following such termination. Such payments of bonus and Base Salary amounts contemplated by Section 6(e) or 6(f) are agreed by the parties hereto to be in full satisfaction, compromise and release of any claims arising out of this Agreement or termination thereof pursuant to this Section 6(e) or Section 6(f). In any case the payment of all such amounts under Sections 6(e) or 6(f) shall be contingent upon the Employee's compliance with Section 8 below and the Employee's delivery of a general release upon termination of employment covering all matters arising under or connection with this Agreement. Such release shall be in a form reasonably satisfactory to the Company, it being understood that no severance benefits shall be provided unless and until the Employee executes and delivers such release.

          (f) The Employee shall have the right to terminate her employment hereunder (i) in the event of a material default by the Company in the performance of its obligations hereunder, after the Employee has given written notice to the Company specifying such default by the Company and giving the Company a reasonable time, not less than 30 days, to conform its performance to its obligations hereunder or (ii) without limitation of clause (i), for Good Reason during the 18 months following any Change of Control as contemplated by Section 10. The rights and obligations of the parties shall be as set forth in Section 6(e) and Section 10, as applicable, in the event of any such termination.

          (g) In the event either party gives a notice of non-renewal to be effective as of any anniversary hereof as contemplated by Section 2, then all obligations of the parties hereunder shall terminate as of the end of the Term of Employment except as contemplated by Sections 7, 8, 9, 11, 12, 13 and 14 hereof.

     7.   Confidentiality; Proprietary Rights.
          -----------------------------------

          (a) In the course of performing services hereunder, on behalf of the Company (for purposes of this Section 7, including all predecessors of the Company) and its affiliates, the Employee has had and from time to time will have access to confidential records, data, customer lists, trade secrets and other confidential information owned or used in the course of business by the Company and its affiliates (the "Confidential Information"). The Employee agrees (i) to hold the Confidential Information in strict confidence; (ii) not to disclose the Confidential Information to any person (other than in the regular business of the Company or its affiliates); and (iii) not to use, directly or indirectly, any of the Confidential Information for any competitive or commercial purpose other than on behalf of the Company and its affiliates; provided, however, that the limitations set forth above shall not apply to any Confidential Information which (A) is then generally known to the public; (B) became or becomes generally known to the public through no fault of the Employee; or (C) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. Upon the termination of the Employee's employment with the Company for any reason, all Confidential Information (including, without limitation, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters) in the Employee's possession or control, shall be immediately returned to the Company or the applicable affiliate and remain in its or their possession.

          (b) The Employee recognizes that the Company and its affiliates possess a proprietary interest in all of the information described in Section 7(a), subject to the provisions and limitations thereof, and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Employee, except as otherwise agreed between the Company and the Employee in writing. The Employee expressly agrees that any products, inventions, discoveries or improvements made by the Employee or her agents or affiliates in the course of the Employee's employment, including any of the foregoing which is based on or arises out of the information described in
Section 7(a), shall be the property of and inure to the exclusive benefit of the Company. The Employee further agrees that any and all products, inventions, discoveries or improvements developed by the Employee (whether or not able to be protected by copyright, patent or trademark) during the course of her employment, or involving the use of the time, materials or other resources of the Company or any of its affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company, and the Employee shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

          (c) The Employee agrees, while she is employed by the Company, to offer or otherwise make known or available to it, as directed by the Chief Executive Officer of the Company and without additional compensation or consideration, any business prospects, contacts or other business opportunities that she may discover, find, develop or otherwise have available to her in any field in which the Company or its affiliates are engaged.

     8.   Non-Competition.
          ---------------

          In view of the fact that any activity of the Employee in violation of the terms hereof would deprive the Company and its subsidiaries, if any, of the benefits of their bargain under this Agreement, as a material inducement to and a condition precedent of the Company's payment obligations hereunder and the other covenants set forth herein, and to preserve the goodwill associated with the Boron, LePore business, the Employee and the Company have entered into the Non-Competition Agreement. The terms of the Non-Competition Agreement are hereby incorporated into this Agreement and any default by the Employee under the terms of the Non-Competition Agreement shall be a default under this Section 8.

     9.   Specific Performance; Severability.
          ----------------------------------

          It is specifically understood and agreed that any breach of the provisions of Section 7 or 8 hereof by the Employee is likely to result in irreparable injury to the Company and/or its affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of posting a bond or proving actual damages. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement.

     10.  Assignability; Change of Control.
          --------------------------------

     This Agreement shall inure to the benefit of, and be binding upon and assignable to, successors of the Company by way of merger, reorganization, consolidation or other sale. In addition, if the Company sells all or substantially all of its assets, the Company will cause this Agreement to be assumed by the buyer and if the buyer does not assume this Agreement, such non-assumption shall be treated as a material breach under Section 6(f). This Agreement may not be assigned by the Employee. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in the event of (a) the sale of all or substantially all of the assets of the Company and its Subsidiaries to another person or entity; (b) the sale of all or substantially all of the assets of the Consumer2Patient subsidiary prior to April 30, 2001; (c) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction; (d) the sale of all or substantially all of the outstanding stock of the Company to an unrelated person or entity in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction; or (e) any other transaction or series of transactions where the owners of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction (collectively, a "Change of Control"), if, and within 18 months of a Change of Control, the Company terminates the Employee's employment pursuant to Section 6(e) or the Employee terminates her employment pursuant to Section 6(f), including for Good Reason (as hereinafter defined), the Employee shall (i) receive the Severance Payment (as defined below); and (ii) the bonus payment contemplated by Section 6(e). For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events: (A) a material adverse change, directly or indirectly in the nature or scope of the Employee's responsibilities, authorities, title, powers, functions, or duties; (B) a reduction in the Employee's annual base salary at the end of any term of this Agreement, except for across-the-board salary reductions similarly affecting all or substantially all management employees; or (C) the relocation of the offices at which the Employee is principally employed to a location more than fifty miles from Philadelphia, Pennsylvania. "Severance Payment" shall mean the greater of (i) one year's Base Salary, or (ii) the Employee's then Base Salary per month, multiplied by (A) 18 months, reduced by (B) the number of full calender months following the Change of Control, which Severance Payment shall be payable in 12 equal monthly installments ending on the one year anniversary of such termination.

     11.  Notices.
          -------

          All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if faxed (with transmission acknowledgment received), delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

To the Company:     Boron, LePore & Associates, Inc.
                    17-17 Route 208 North
                    Fair Lawn, New Jersey  07410
                    Attention: Steven M. Freeman, President and CEO

To the Employee:    At her last address as listed in the

                    Company's personnel records

or to such other address or fax number of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery, mailing or fax.

     12.  Dispute Resolution.  In the event of a dispute between the parties
          ------------------
concerning their respective rights and obligations under this Agreement or under any stock option agreement to which the Employee and the Company are party, that the parties are unable to resolve amicably between themselves within sixty days of proper notice from one party to another, such dispute shall be settled by arbitration in the State of New Jersey in an expedited manner in accordance with the Commercial Rules of the American Arbitration Association by a duly registered arbitrator to be selected jointly by the parties. The decision of the arbitrator shall be final and binding upon the parties. Notwithstanding anything to the contrary herein, the provisions of this Section 12 shall not apply to any equitable remedies to which any party may be entitled to hereunder.

     13.  Litigation and Regulatory Cooperation.
          -------------------------------------

          During and after Employee's employment, the Employee shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Employee was employed by the Company; provided, however, that such cooperation shall not materially and adversely affect the Employee or expose the Employee to an increased probability of civil or criminal litigation. The Employee's cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Company. The Company shall also provide the Employee with compensation on an hourly basis calculated at her final base compensation rate (calculated by taking the final base compensation rate divided by 48 weeks of 40 hours each) for requested litigation and regulatory cooperation that occurs after her termination of employment, and reimburse the Employee for all costs and expenses incurred in connection with her performance under this Paragraph 13, including, but not limited to, reasonable attorneys' fees and costs.

     14.  Miscellaneous.
          -------------

          This Agreement shall be governed by and construed under the laws of the State of New Jersey, and shall not be amended, modified or discharged in whole or in part except by an agreement in writing signed by both of the parties hereto. The failure of either of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement supersedes, terminates and in all respects replaces all prior understandings and agreements, written or oral, between the parties relating to the subject matter hereof. For purposes of this Agreement, the term "person" means an individual, corporation, partnership, association, trust or any unincorporated organization; a "subsidiary" of a person means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person; and an "affiliate" of a person shall mean, with respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.


        [The remainder of this page has been left blank intentionally.]

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.

                              BORON, LEPORE & ASSOCIATES, INC.


                              By:_____________________________________________
                                 Steven M. Freeman, President and COO


                              ________________________________________________
                              LISA THOMAS

                                   EXHIBIT C
                                   ---------


                           NON-COMPETITION AGREEMENT

     NON-COMPETITION AGREEMENT dated this ___ day of May, 2000 by and between C2P Acquisition Corp., a Delaware corporation (the "Company"), Boron, LePore & Associates, Inc., a Delaware corporation (the "Parent"), and Lisa Thomas (the "Employee"). Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement (as defined below).

                                  WITNESSETH
                                  ----------

     WHEREAS, the Company, Parent, Employee, Consumer2Patient, Inc., a North Carolina corporation ("C2P"), Physician2Physician, LLC, a North Carolina limited liability company ("P2P") and Alternative Media Solutions, LLC, a North Carolina limited liability company ("Media") have entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of May 4, 2000, pursuant to which the Company has agreed to purchase substantially all of the assets of C2P, P2P and Media in return for $2 million in cash and an earn out provision described in the Asset Purchase Agreement, subject to the terms and conditions set forth in the Asset Purchase Agreement.

     WHEREAS, the Employee has heretofore held a substantial interest in C2P and will become an employee of the Parent;

     WHEREAS, as part of the consideration to be received by the Company and Parent under the Asset Purchase Agreement, the Employee has agreed to enter into this Non-Competition Agreement;

     WHEREAS, as part of the consideration to be received by the Company and the Parent under the Asset Purchase Agreement, the Employee and Parent will enter into an Employment Agreement ("Employment Agreement") dated as of even date herewith, providing for the employment of the Employee by the Parent in accordance with the terms thereof;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Section 1.  Non-Competition Agreement.  As a condition precedent to the
    ---------   -------------------------
Parent's payment obligations under the Employment Agreement, and in consideration of the other covenants set forth herein, and to preserve the goodwill associated with the C2P business, the Employee hereby agrees to the following restrictions on her activities:

     The Employee hereby agrees that during the period commencing on the date hereof and ending (a) on the third anniversary of the date hereof, or (b) in the event the Employee is employed by the Company, the Parent or any of their subsidiaries on the second anniversary of the date hereof, then the first anniversary of the date on which the Employee's employment with the Parent, the Company or any of their subsidiaries terminates, the Employee will not, without the express written consent of the Parent, directly or indirectly, anywhere in the United States, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than the Company or the Parent whose business, activities, products or services are competitive with (i) any of the business, activities, products or services then conducted or offered by the Company or its subsidiaries, or
(ii) any of the business, activities, products or services which are then conducted or offered by the Parent or its subsidiaries, in either such case during any period in which the Employee serves as an officer or employee of the Company, the Parent or any of their subsidiaries, which business, activities, products and services shall include in any event services currently provided by C2P or currently contemplated to be provided by C2P. Without implied limitation, the forgoing covenant shall include soliciting or attempting to solicit for or on behalf of herself or any such competitor any officer or employee of the Company or Parent or any of their direct and/or indirect subsidiaries, encouraging for or on behalf of herself or any such competitor any such officer or employee to terminate his or her relationship or employment with the Company or the Parent or any of their direct or indirect subsidiaries, soliciting for or on behalf of herself or any such competitor any client of the Company or Parent or any of their direct or indirect subsidiaries and diverting to any person (as hereinafter defined) any client or business opportunity of the Company, the Parent or any of their direct or indirect subsidiaries. In addition, the Employee will not disparage the Company or Parent, the Business or the products or services conducted or offered by the Company or Parent and their subsidiaries during any period in which she serves as an officer or employee of the Company or Parent or any of their subsidiaries.

     Notwithstanding anything herein to the contrary, the Employee may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than five percent of the equity of such enterprise.

     Neither the Employee nor any business entity controlled by her is a party to any contract, commitment, arrangement or agreement which could, following the date hereof, restrain or restrict the Company, the Parent or any subsidiary or affiliate of the Company or Parent from carrying on their business or restrain or restrict the Employee from performing obligations under the Employee's Employment Agreement with the Company and the Parent of even date, and as of the date of this Agreement the Employee has no business interests in or relating to the pharmaceutical industry whatsoever, other than her interest in the Parent, other than interests in public companies of less than five percent.

     For purposes of this Agreement, any reference to the subsidiaries of the Company or Parent shall be deemed to include all entities directly or indirectly controlled by either of them through an ownership of more than fifty percent of the voting interests, and the term "person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust, and any other entity or organization.

     Section 2.  Scope of Agreement.  The parties acknowledge that the time,
     ---------   ------------------
scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and agree that (a) all such provisions are reasonable under the circumstances of the transactions contemplated hereby, (b) are given as an integral and essential part of the transactions contemplated by the Asset Purchase Agreement and (c) but for the covenants of the Employee contained in this Agreement, the Company and the Parent would not have entered into or consummated the transactions contemplated by the Asset Purchase Agreement. The Employee has independently consulted with her counsel and has been advised in all respects concerning the consequences of the covenants contained herein, with specific regard to the business to be conducted by Company, the Parent and their subsidiaries.

     Section 3.  Certain Remedies; Severability.  It is specifically understood
     ---------   ------------------------------
and agreed that any breach of the provisions of this Agreement by the Employee or any of her affiliates will result in irreparable injury to the Company, the Parent and their subsidiaries, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company, the Parent and their subsidiaries shall be entitled to enforce the specific performance of this Agreement by the Employee through both temporary and permanent injunctive relief without the necessity of proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The existence of any claim or cause of action which the Employee may have against the Company, the Parent or any of their subsidiaries or affiliates shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement. In the event that the Company defaults in its obligation to pay any amounts finally determined to be due and payable to the Employee in accordance with the provisions of the Asset Purchase Agreement or the Employment Agreement when they are otherwise due and payable, and Seller and the Employee have given written notice to Parent describing the event giving rise to such default and Buyer and Parent have not cured such default within thirty days of receipt of such notice, the Employee shall be relieved of her obligations under this Agreement.

     Section 4.  Jurisdiction.  In the event that an arbitrator finds that
     ---------   ------------
courts of any state would hold such covenants unenforceable (in whole or in part) by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect the right of the Company, the Parent or any of their subsidiaries to the relief provided for herein by applying the laws of any other state within the geographic scope of such covenants, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

     Section 5.  Notices.  All notices, requests, demands and other
     ---------   -------
communications hereunder shall be deemed to have been duly given if delivered, telecopied or mailed by certified or registered mail:

To the Company or the Parent:  Boron, LePore & Associates, Inc.
                               17-17 Route 208 North
                               Fair Lawn, NJ  07410
                               Attn: Steve M. Freeman, President and COO

To the Employee:              At her last address as listed in the
                              Company's personnel records

or to such other address of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery or mailing.

     Section 6.  Dispute Resolution. In the event of a dispute between the
     ---------   ------------------
parties concerning their respective rights and obligations under this Agreement, or the breach, termination, negotiation, or validity hereof and/or the rights or obligations of the parties arising out of or relating to this Agreement or the breach, termination, negotiation or validity thereof, in any case that the parties are unable to resolve amicably between themselves within sixty days of proper notice from one party to another, such dispute shall be settled by arbitration in the State of New Jersey in an expedited manner in accordance with the Commercial Rules of the American Arbitration Association by a duly registered arbitrator to be selected jointly by the parties. The decision of the arbitrator shall be final and binding upon the parties. Each of the parties consents to the jurisdiction of the courts of New Jersey for the purposes of enforcing the dispute resolution provisions of this Section 6. Each party further irrevocably waives any objection to proceeding before the American Arbitration Association based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that dispute resolution before the American Arbitration Association has been brought in an inconvenient forum. Each of the parties hereto agrees that its or her submission to jurisdiction is made for the express benefit of the other parties hereto. Notwithstanding anything to the contrary contained herein, the provisions of this Section 6 shall not apply with regard to any equitable remedies to which any party may be entitled to hereunder.

     Section 7.  Miscellaneous.  This Agreement shall be governed by and
     ---------   --------------
construed under the laws of the State of New Jersey, and shall not be modified or discharged in whole or in part except by an agreement in writing signed by the Company, the Parent and the Employee. The prevailing party in any controversy hereunder shall be entitled to reasonable attorneys' fees and expenses. The failure of any of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon, successors of the Company and the Parent by way of merger, consolidation or transfer of substantially all the assets of the Company or the Parent, and may not be assigned by the Employee. This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof.


        [The remainder of this page has been left blank intentionally.]

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.


                              C2P ACQUISITION CORP.



                              By:_______________________________________
                              Name: Steven M. Freeman
                              Title: Secretary


                              BORON, LEPORE & ASSOCIATES, INC.



                              By:_______________________________________
                              Name: Steven M. Freeman
                              Title: President and COO



                              __________________________________________
                              Lisa Thomas

                                   EXHIBIT D
                                   ---------

                                Transition Plan


     Transition Plan ("Plan"), dated the ___ day of May, 2000 by and between Lisa Thomas (the "Employee") and Boron, LePore & Associates, Inc., a Delaware corporation (the "Company"). Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement (as defined below).

                                  WITNESSETH
                                  ----------


     WHEREAS, the Company, C2P Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("New C2P"), the Employee, Consumer2Patient, Inc., a North Carolina corporation ("C2P"), Physician2Physician, LLC, a North Carolina limited liability company ("P2P") and Alternative Media Solutions, LLC, a North Carolina limited liability company ("Media") have entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of May 4, 2000, pursuant to which C2P Acquisition has agreed to purchase substantially all of the assets of C2P, P2P and Media in return for $2 million in cash and an earn out provision described in the Asset Purchase Agreement, subject to the terms and conditions set forth in the Asset Purchase Agreement.

     WHEREAS, the Employee has heretofore held a substantial interest in C2P and will become an employee of the Company;

     WHEREAS, as part of the consideration to be received by New C2P and the Company under the Asset Purchase Agreement, the Employee has agreed to enter into this Plan; and

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


Communication
-------------

 . Press Release will be issued following closing.
 . Internal announcement will be made to the employees of Boron, Lepore &
  Associates and Consumer2Patient with the following theme: "BLP has acquired C2P. C2P will be operated as a wholly owned subsidiary of BLP with offices in Philadelphia, PA and Cary, NC."

 .    Senior management of BLP and C2P will meet with employees in PA (for
     Medical Education Systems ("MES")) and NC for introductions and discussions.

General Business Assumption
---------------------------

 .    Lisa Thomas will be responsible for the operations of MES and New C2P.
 .    Sheri Aly will report to Lisa Thomas and will continue to be responsible for the day-to-day operations of MES.
 .    A general manager will be hired to run the New C2P operations out of PA.
 .    The New C2P business will be transitioned from NC to PA as follows:
          1.  Existing and pending business will be completed out of NC office.
          2.  New business will be completed out of PA office.

Office Space
------------

 .    New C2P will occupy the space in the same building as MES in Philadelphia,
     PA that is currently empty on the 6th floor. New C2P will be charged directly for the lease and other related direct costs.
 .    New C2P will continue to occupy the existing space in Cary, NC until operations are completely shifted to Philadelphia, PA. New C2P will be directly charged for the lease and other related direct costs.
 .    The existing space in Cary, NC will be subleased following completion of the transition, if practicable.

Employees
---------

 .    All C2P employees will be terminated by old C2P.
 .    General Manager who will run New C2P will be hired as soon as possible.
 .    Regarding the NC employees:
          1. NC employees will be re-hired by New C2P that are needed to satisfy existing and pending NC business. NC employees will be hired in accordance with BLP's hiring practices.
          2. C2P's existing benefit plans will be continued unless BLP's plans provide better coverage at the same or better cost for the employees. New C2P will be charged directly for the related share of such costs.
          3.   NC employees will be offered stay bonuses, as needed.
          4.   NC employees will be considered for positions in PA as
               appropriate.
 .    Regarding the PA employees:
          1.   PA employees will be hired, as needed, for New business.
          2. PA employees will be offered benefits under BLP's plans. New C2P will be charged directly for the related share of such costs.

Operations
----------

 .    Contracts - all Contracts, to the extent allowable, will be assigned to New
     C2P.

 .    Equipment Leases - New C2P will assume all of the leases on the attached list. New C2P will be directly charged for such costs.
 .    Accreditation - New C2P will use MES's accreditation unless there is a conflict. In the event of a conflict, New C2P would then use SII's accreditation.
 .    Business Insurance:
          1.   All C2P's business insurance will be canceled.
          2. BLP's business insurance will be amended to include New C2P and the related coverage will be increased as necessary.
 .    Meeting Planning - New C2P will use:
          1.   Current arrangements for existing and pending business.
          2. BLP's meeting planning services for new business as long as BLP meets New C2P's service requirements.
 .    Moderators - New C2P will use BLP's moderators for all projects, as practicable. New C2P will be charged directly for specific usage.
 .    Tele-recruiting - New C2P will use BLP's tele-recruiting center for all projects. New C2P will be charged directly for specific usage.
 .    Travel Services - New C2P will use BLP's travel agency (VTS). New C2P will be charged directly for specific usage.
 .    Honoraria - New C2P will use BLP's vendor (Total Health) to administer and make honoraria payments.  New C2P will be directly charged for specific usage.
 .    Content Development - New C2P will use:
          1.   Current arrangements for existing and pending business.
          2. BLP for New business, as determined on a case by case basis. In the event, it is determined that BLP can not meet New C2P's requirements, New C2P will then use its current arrangements or other third party vendors.
 .    Information Technology:
          1. New C2P will be connected to BLP's internal communication and computer systems by BLP's Corporate Information Technology group.
          2. BLP will be supported by BLP's Corporate Information Technology group.
 .    Human Resources - New C2P will be supported by the BLP's Corporate Human
     Resources group.
 .    Accounting and Finance:
          1. All accounting functions for C2P will be moved to BLP's Corporate Finance group. C2P will use existing accounting firm until such transition is completed.
          2.   All accounting functions for MES will be moved to BLP's Corporate
          -
               Finance group. [TO BE FURTHER DISCUSSED WITH SHERI ALY BEFORE
                               ---------------------------------------------
               FINAL DISCUSSION IS MADE.]
               ------------------------
          3. BLP's Corporate Finance group will support all of the accounting (including the proper assignment of direct costs between MES and New C2P) and business analysis needs of both New C2P and MES.

Financial Statements
--------------------

 .    Balance sheet will be provided as of the end of the month following the closing in accordance with GAAP and BLP's accounting policies consistently applied. Such balance sheet will be adjusted for proper recognition of revenue and costs consistent with BLP's policies.

 .    Financial Statements will be provided on a monthly basis in accordance with
     BLP's current process.
 .    Arthur Andersen will complete required audit of C2P for SEC filing purposes.

SEC Filings
-----------

 .    Form 8-K will be filed within 15 days of closing of the acquisition.
 .    Amended Form 8-K (with audited and related pro forma financial statements)
     will filed with 75 days of closing of the acquisition.


     This Plan is intended as a supplement to the Asset Purchase Agreement, any conflict of terms between this Plan and the Asset Purchase Agreement shall be controlled by the language of the Asset Purchase Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.


                                    BORON, LEPORE & ASSOCIATES, INC.


                                    By:_____________________________________
                                       Steven M. Freeman, President and COO


                                    ________________________________________
                                    LISA THOMAS

                                   EXHIBIT E

                      FORM OF OPINION OF SELLER'S COUNSEL


     1. C2P is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has full right, power and authority to own, lease and operate its properties and to conduct its business as now conducted. C2P is duly qualified to do business as a foreign
corporation and is in good standing in [***   ***].

     2. C2P has the corporate power to enter into and perform the Asset Purchase Agreement and the other transaction documents.

     3. Each of the Asset Purchase Agreement and the other transaction documents have been duly authorized, executed and delivered by C2P, have been adopted by all necessary corporate, director and stockholder action of C2P, and are legal, valid and binding obligations of C2P, enforceable against C2P in accordance with their terms.

     4. Each of P2P and Media is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Carolina and has full right, power and authority to own, lease and operate its properties and to conduct its business as now conducted. P2P and Media are duly qualified to do business as foreign limited liability companies and are in good
standing in [***   ***].

     5. Each of P2P and Media has the corporate power to enter into and perform the Asset Purchase Agreement and the other transaction documents.

     6. Each of the Asset Purchase Agreement and the other transaction documents have been duly authorized, executed and delivered by P2P and Media, have been adopted by all necessary corporate, manager and member action of each of P2P and Media, and are legal, valid and binding obligations of P2P and Media, enforceable against P2P and Media in accordance with their terms.

     7. The Asset Purchase Agreement, the Employment Agreement, and the Non-Competition Agreement have been duly executed and delivered by Stockholder and are legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their terms.

     8. No consent, approval, authorization or filing with any corporate or governmental authority is required for the due execution and delivery by the Sellers of the

Asset Purchase Agreement and the other transaction documents or the consummation by the Sellers of the transactions contemplated therein.

     9. The execution and delivery by the Sellers of the Asset Purchase Agreement and the other transaction documents and the consummation by the Sellers of the transactions contemplated therein will not conflict with or result in a violation or breach of (i) the Articles of Incorporation or By-laws of C2P; (ii) the Articles of Organization or Operating Agreements of each of P2P and Media; (iii) any existing law, rule or regulation of which we have knowledge to which the Sellers or the Stockholder is subject; (iv) any permits, judgments, orders or decrees of which we have knowledge and by which the Sellers or the Stockholder is bound; or (v) any material agreement of which we have knowledge to which the Sellers are a party.

     10. To our knowledge, the Sellers are not in default under any of the contracts or agreements listed in the Schedules to the Asset Purchase Agreement.

     11. To our knowledge, there are no actions or proceedings against the Sellers or the Stockholder, pending or threatened, which could affect the enforceability of the Asset Purchase Agreement or the transactions contemplated therein or, except as set forth in the Schedules to the Asset Purchase Agreement, that could have a material adverse effect on the Sellers or the Subject Assets.

     12. To our knowledge, there is no lien, security interest or encumbrance affecting the Subject Assets other than as disclosed in the Asset Purchase Agreement.

     13. The instruments being delivered to Buyer pursuant to the Asset Purchase Agreement effectively sell, transfer and assign ownership of the Subject Assets to Buyer, so far as is known to us, free and clear of all liens, security interests and encumbrances.

                                   EXHIBIT F
                                   ---------

                       FORM OF OPINION OF BUYER'S COUNSEL



     1. Each of Parent and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to do business as a foreign corporation and is in good standing in the State of Pennsylvania.

     2. Each of Parent and Buyer has the corporate power to (i) enter into and perform the Asset Purchase Agreement; and (ii) own and operate their properties and assets.

     3. The Asset Purchase Agreement, the Employment Agreement and the Non-Competition Agreement have each been duly authorized, executed and delivered by each of Parent and Buyer, have been adopted by all necessary corporate and stockholder action of each of Parent and Buyer, and are legal, valid and binding obligations of each of Parent and Buyer, enforceable against each of Parent and Buyer in accordance with their terms.

     4. Except as set forth in the schedule attached hereto [blue sky and post-closing securities law filings], no consent, approval, authorization or filing with any corporate or governmental authority which has not been made is required for the due execution and delivery by either Parent or Buyer of the Asset Purchase Agreement or the consummation by either Parent or Buyer of the Transaction.

     5. The execution and delivery by each of Parent and Buyer of the Asset Purchase Agreement and the consummation by each of Parent and Buyer of the transaction will not conflict with or result in a violation or breach of (i) the respective Certificates of Incorporation or By-laws of Parent or Buyer; (ii) any existing law, rule or regulation of which we have knowledge to which either Parent or Buyer is subject; or (iii) any permits, judgments, orders or decrees of which we have knowledge and by which either Parent or Buyer is bound.

     6. To our knowledge, there are no actions or proceedings against either Parent or Buyer, pending or threatened in writing, which could affect the enforceability of the Asset Purchase Agreement or the transactions contemplated therein or, except as set forth in the Schedules to the Asset Purchase Agreement, that could have a material adverse effect on Parent and Buyer taken as a whole.